                                                                     EXHIBIT 4.7








                       FORT BEND FEDERAL SAVINGS AND LOAN
                        ASSOCIATION OF ROSENBERG PROFIT
                             SHARING PLAN AND TRUST
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          FORT BEND FEDERAL SAVINGS AND LOAN ASSOCIATION OF ROSENBERG
                         PROFIT SHARING PLAN AND TRUST

                               TABLE OF CONTENTS

ARTICLE I
1.03    Account..............................................  1
1.02    Accounting Date......................................  1
1.03    Accrued Benefit......................................  1
1.04    Advisory Committee...................................  1
1.05    Beneficiary..........................................  2
1.06    Break in Service.....................................  2
1.07    Code.................................................  2
1.08    Compensation.........................................  2
1.09    Determination of Top Heavy Status....................  3
1.10    Disability...........................................  5
1.11    Early Retirement Date................................  6
1.12    Effective Date.......................................  6
1.13    Employee.............................................  6
1.14    Employer.............................................  6
1.15    Employment Commencement Date.........................  6
1.16    ERISA................................................  6
1.17    Forfeiture Break in Service..........................  6
1.18    Highly Compensated Employee..........................  6

1.19    Hour of Service......................................  8
1.20    Leased Employee......................................  8
1.21    Month of Service.....................................  9
1.22    Nonforfeitable.......................................  9
1.23    Normal Retirement Age................................  9
1.24    Participant..........................................  9
1.25    Plan.................................................  9
1.26    Plan Administrator...................................  9
1.27    Plan Entry Date......................................  10
1.28    Plan Year............................................  10
1.29    Retirement...........................................  10
1.30    Separation from Service..............................  10
1.31    Service..............................................  10
1.32    Service for Predecessor Employer.....................  10
1.33    Trust................................................  10
1.34    Trust Fund...........................................  10
1.35    Trustee..............................................  10
1.36    Vesting..............................................  10
1.37    Year of Service......................................  10

ARTICLE II
2.01    Eligibility..........................................  11
2.02    Break in Service -Participation......................  11
2.03    Participation Upon Re-employment.....................  11

ARTICLE III
3.01    Amount...............................................  12
3.01A   Salary Reduction.....................................  13
3.01B   Special Rules For Deferral Contributions.............  14
3.02    Determination of Contribution........................  19
3.03    Time Of Payment of Contribution......................  19
3.04    Contribution Allocation..............................  20
3.05    Forfeiture Allocation................................  22
3.06    Accrual of Benefit...................................  22
3.07    Limitations on Allocations to Participants Account...  22
3.08    Definitions - Article III............................  23

ARTICLE IV
4.01    Participant Voluntary Contributions..................  27
4.02    Participant Rollover Contributions...................  27

ARTICLE V
5.01    Vesting..............................................  27

ARTICLE VI
6.01    Time of Payment of Accrued Benefit...................  27
6.02    Method of Payment of Accrued Benefit.................  29
6.03    Benefit Payment Elections............................  31

6.04    Special Distribution Rules For Hardship From Deferral
        Contributions Account................................  32
6.05    Distributions Under Domestic Relations Order.........  33

ARTICLE VII
7.01    Information to Committee.............................  35
7.02    No Liability.........................................  35
7.03    Indemnity of Committee...............................  35
7.04    Employer Direction Of Investment.....................  35
7.05    Amendment to Vesting Schedule........................  36

ARTICLE VIII
8.01    Beneficiary Designation..............................  36
8.02    No Beneficiary Designation...........................  37
8.03    Personal Data to Committee...........................  37
8.04    Address For Notification.............................  37
8.05    Assignment or Alienation.............................  38
8.06    Notice of Change in Terms............................  38
8.07    Litigation Against the Trust.........................  38
8.08    Information Available................................  38
8.09    Appeal Procedure For Denial Of Benefits..............  38

ARTICLE IX
9.01    Members Compensation Expenses........................  39
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9.02    Term and Number......................................  39
9.03    Powers...............................................  39
9.04    General..............................................  40
9.05    Funding Policy.......................................  41
9.06    Manner of Action.....................................  41
9.07    Authorized Representative............................  41
9.08    Interested Member....................................  41
9.09    Individual Accounts..................................  41
9.10    Value of Participants Accrued Benefit................  42
9.11    Allocation and Distribution of Net Income Gain or
        Loss.................................................  42
9.13    Account Charged......................................  43
9.14    Unclaimed Account Procedure..........................  43

ARTICLE X
10.01   Acceptance...........................................  44
10.02   Receipt of Contributions.............................  44
10.03   Investment Powers....................................  44
10.04   Records and Statements...............................  47
10.05   Fees and Expenses from Fund..........................  47
10.06   Parties to Litigation................................  47

10.07   Professional Agents..................................  48
10.08   Distributions of Cash or Property....................  48
10.09   Distribution Directions..............................  48
10.10   Third Party..........................................  48
10.11   Resignation..........................................  48
10.12   Removal..............................................  48
10.13   Interim Duties and Successor Trustee.................  49
10.14   Valuation of Trust...................................  49
10.15   Limitation on Liability - If Investment Manager
        Appointed............................................  49
10.16   Investment in Group Trust Fund.......................  49

ARTICLE XI
11.01   Evidence.............................................  50
11.02   No Responsibility for Employer Action................  50
11.03   Fiduciaries Not Insurers.............................  50
11.04   Waiver of Notice.....................................  50
11.05   Successors...........................................  50
11.06   Word Usage...........................................  50
11.07   State Law............................................  50
11.08   Employment Not Guaranteed............................  51

ARTICLE XII
12.01   Exclusive Benefit....................................  51

12.02   Amendment by Employer................................  51
12.03   Discontinuance.......................................  52
12.04   Full Vesting on Termination..........................  53
12.05   Merger/Direct Transfer...............................  53
12.06   Termination..........................................  53

PROFIT SHARING PLAN AND TRUST

Fort Bend Federal Savings and Loan Association of Rosenberg, a corporation organized under the laws of the State of Texas, makes this Agreement with R. W. Lindsey and Walter L. Ward as Trustee.

WITNESSETH:

FORT BEND FEDERAL SAVINGS AND LOAN ASSOCIATION OF ROSENBERG establishes, within this Trust and Plan Agreement, a Plan for the administration and distribution of contributions made by the Employer for the purpose of permitting Participants to save for their retirement with pretax dollars and rewarding eligible Employees for past service. The provisions of this Plan apply solely to an Employee whose employment with the Employer terminates on or after the Effective Date of the Employer's Plan. If an Employee's employment with the Employer terminates prior to the Effective Date, that Employee is not entitled to any benefit under the Plan. This Plan is intended to be the type commonly referred to as a "profit sharing plan with a cash or deferred arrangement".

Now, therefore, in consideration of their mutual covenants, the Employer and the Trustee agree as follows:

ARTICLE I
DEFINITIONS

     1.01 "Account" means the separate account(s) which the Advisory Committee or the Trustee maintains for a Participant under the Plan.

     1.02 "Accounting Date" means the last day of the Plan Year. Unless otherwise specified in the Plan, the Advisory Committee will make all plan allocations for a particular Plan Year as of the Accounting Date of that Plan Year.

     1.03 "Accrued Benefit" means the amount standing in a Participant's Account(s) as of any date. A Participant's Account includes his "Deferral Contributions Account" and his "Employer Contributions Account."

     1.04 "Advisory Committee" means the Board of Directors of Fort Bead Federal Savings and Loan Association of Rosenberg or its designees as from time to time constituted pursuant to Article IX.

     1.05 "Beneficiary" means a person designated by a Participant who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan remains a Beneficiary under the Plan until the Trustee has fully distributed his benefit to him. A Beneficiary's right to (and the Advisory Committee's or a Trustee's duty to provide to the Beneficiary) information or data concerning the Plan does not arise until he first becomes entitled to receive a benefit under the Plan.

     1.06 "Break in Service" means a Plan Year of twelve (12) consecutive months during which an Employee fails to accrue a Month of Service. Further, solely for the purpose of determining whether a Participant has incurred a one year Break in Service, Hours of Service shall be recognized for "authorized Leaves of absence" and maternity leaves of absence".

          The Advisory Committee considers an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a Break in Service, or, in any other case, in the immediately following computation period.

          An Employee shall not be deemed to have incurred a Break in Service if he completes an Hour of Service within twelve ( 12) months following the last day of the month during which his employment terminated.

     1.07 "Code" means the Internal Revenue Code of 1986, as amended.

     1.08 "Compensation" means the Participant's wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the plan (including, but not limited to, compensation for services on the basis of a percentage of profits and bonuses). Compensation includes elective contributions made by the Employer on the Employee's behalf. "Elective contributions" are amounts excluded from the Employee's gross income under Code section 402(a)(8) (relating to a Code section 401(k) arrangement), Code section 402(h) (relating to a Simplified Employee Pension), Code section 125 (relating to a cafeteria plan) or Code section 403(b) (relating to a tax-sheltered annuity). The term "Compensation" does not include:

          (a) Employer contributions, other than "elective contributions" to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are excludable from the Employee's gross income, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

          (b) Amounts realized when restricted property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

          (c) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee).

          Any reference in this Plan to Compensation is a reference to the definition in this Section 1.08 unless the Plan reference specifies a modification to this definition. The Advisory Committee will take into account only Compensation actually paid for the relevant period.

          For any Plan Year, the Advisory Committee must take into account only the first $200,000 (or beginning January 1, 1990, such larger amount as the Commissioner of Internal Revenue may prescribe) of any Participant's Compensation. The $200,000 (or adjusted) Compensation limitation applies to the combined Compensation of the Employee and of any family member aggregated with the Employee under Section 1.17 and who is either (i) the Employee's spouse; or
(ii) the Employee's lineal descendant under the age of 19. If the $200,000 (or adjusted) Compensation limitation applies to the combined Compensation of the Employee and one or more family members, the Advisory Committee will apply the contribution and allocation provisions of Article III by prorating the $200,000 (or adjusted) limitation among the affected Participants in proportion to each such Participant's Compensation determined prior to application of this limitation.

     1.09 "Determination of Top Heavy Status". If this Plan is the only qualified plan maintained by the Employer, the Plan is top heavy for a Plan Year if the top heavy ratio as of the

Determination Date exceeds 60%. The top heavy ratio is a fraction, the numerator of which is the sum of the present value of Accrued Benefits of all Key Employees as of the Determination Date and the denominator of which is a similar sum determined for all Employees. The Advisory Committee must include in the top heavy ratio, as part of the present value of Accrued Benefits, any contribution not made as of the Determination Date but includible under Code section 416 and the applicable Treasury regulations. and distributions made within the Determination Period. The Advisory Committee must calculate the top heavy ratio by disregarding the Accrued Benefit (and distributions, if any, of the Accrued Benefit) of any Non-Key Employee who was formerly a Key Employee, and by disregarding the Accrued Benefit (including distributions, if any, of the Accrued Benefit) of an individual who has not received credit for at least one Hour of Service with the Employer during the Determination Period. The Advisory Committee must calculate the top heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code section 416 and the regulations under that Code section.

          If the Employer maintains other qualified plans (including a Simplified Employee Pension Plan), or maintained another such plan which now is terminated, this Plan is top heavy only if it is part of the Required Aggregation Group, and the top heavy ratio for the Required Aggregation Group and for the Permissive Aggregation Group, if any, each exceeds 60%. The Advisory Committee will calculate the top heavy ratio in the same manner as required by the first paragraph of this Section 1.09, taking into account all plans within the Aggregation Group. To the extent the Advisory Committee must take into account distributions to a Participant, the Advisory Committee must include distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The Advisory Committee will calculate the present value of Accrued Benefits under defined benefit plans or Simplified Employee Pension Plans included within the group in accordance with the terms of those plans, Code section 416 and the regulations under that Code section. If a Participant in a defined benefit plan is a Non-Key Employee, the Advisory Committee will determine his Accrued Benefit under the accrual method, if any, which is applicable uniformly to all defined benefit plans maintained by the Employer or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in Code section 411(b)(l)(C). To calculate the present value of benefits from a defined benefit plan, the Advisory Committee will use the actuarial assumptions (interest and mortality only) prescribed by the defined benefit plan(s) to value benefits for top heavy purposes. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the Advisory Committee must value the Accrued Benefits in the aggregated plan as of the most recent valuation date falling within the twelve-month period ending on the Determination Date, except as Code section 416 and applicable Treasury regulations require for the first and second plan year of a defined benefit plan. The Advisory Committee will calculate the top heavy ratio with reference to the Determination Dates that fall within the same calendar year.

          Definitions. For purposes of applying the provisions of this Section 1.09:

          (a) "Key Employee" means, as of any Determination Date, any Employee or former Employee (or Beneficiary of such Employee) who, for any Plan Year in the Determination Period: (i) has Compensation in excess of 50% of the dollar amount prescribed in Code section 415(b)( 1 )(A) (relating to defined benefit plans) and is an officer of the Employer; (ii) has Compensation in excess of the dollar amount prescribed in Code section 415(c)(1)(A) (relating to defined contribution plans) and is one of the Employees owning the ten largest interests in the Employer; (iii) is a more than 5% owner of the Employer; or (iv) is a more than 1% owner of the Employer and has Compensation of more than $150,000. The constructive ownership rules of Code section 318 (or the principles of that section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer. The number of officers taken into account under clause (i) will not exceed the greater of 3 or 10% of the total number (after application of the Code section 414(q)(8) exclusions) of Employees, but no more than 50 officers. The Advisory Committee will make the determination of who is a Key Employee in accordance with Code section 416(i)(1) and the regulations under that Code section.

          (b) "Non-Key Employee" is an employee who does not meet the definition of Key Employee.

          (c) "Compensation" means Compensation as determined under Section 1.18 (relating, to the Highly Compensated Employee definition).

          (d) "Required Aggregation Group" means: (1) each qualified plan of the Employer in which at least one Key Employee participates at any time during the Determination Period; and (2) any other qualified plan of the Employer which enables a plan described in clause (1] to meet the requirements of Code section 401(a)(4) or Code section 410.

          (e) "Permissive Aggregation Group" is the Required

Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregation the requirements of Code section 401(a)(4) and Code section 410. The Advisory Committee will determine the Permissive Aggregation Group.

          (f) "Employer" means the Employer that adopts this Plan.

          (g) "Determination Date" for any Plan Year is the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year.

          (h) "Determination Period" is the 5 year period ending on the Determination Date.

     1.10 "Disability" means a Participants inability, because of a physical or mental disability, to perform the duties of his customary position of employment for an indefinite period which the Advisory Committee considers will be of long continued duration. A Participant also is disabled if he incurs the permanent loss or loss of use of a member or function of the body, or is permanently disfigured, and incurs a Separation from Service. The Plan considers a Participant disabled on the date the Advisory Committee determines the Participant satisfies the definition of disability. The Advisory Committee may require a Participant to submit to a physical examination with a physician chosen by the Advisory Committee, in order to confirm disability. The Advisory Committee will apply the provisions of this Section 1.10 in a nondiscriminatory, consistent and uniform manner.

     1.11 "Early Retirement Date".   This Plan does not provide for a retirement
date prior to the normal Retirement Date.

     1.12 "Effective Date" of the Plan means January 1, 1976. This Amendment is generally effective January 1, l989, except to the extent an earlier effective date is required by law for a particular provision in which case the effective date shall mean that date required by law.

     1.13 "Employee" means any employee of the Employer, but excludes any person who is employed as an independent contractor.

     1.14 "Employer" means FORT BEND FEDERAL SAVINGS AND LOAN

ASSOCIATION OF ROSENBERG.

     1.15 "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service for the Employer.

     1.16 "ERISA" means the Employee Retirement Income Security Act of 1974,as amended.

     1.17 "Forfeiture Break in Service" means a Participant's incurring five (5) consecutive Breaks in Service.

     1.18 "Highly Compensated Employee" means an Employee who, during the Plan Year or during the preceding 12-month period:

          (a) is a more than 5% owner of the Employer (applying the constructive ownership rules of Code section 318, and applying the principles of Code section 318, for an unincorporated entity);

          (b) has Compensation in excess of $75,000 (as adjusted by Commissioner of Internal Revenue for the relevant year);

          (c) has Compensation in excess of $50,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and is part of the top-paid 20% group of employees (based on Compensation for the relevant year);

          (d) has Compensation in excess of 50% of the dollar amount prescribed in Code section 415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer.

          If the Employee satisfies the definition in clause (b), (c), or (d) in the Plan Year but not during the preceding 12-month period and does not satisfy clause (a) in either period, the Employee is a Highly Compensated Employee only if he is one of the 100 most highly compensated Employees for the Plan Year. The number of officers taken into account under clause (d) will not exceed the greater of 3 or 10% of the total number (after application of the Code section 414(q) exclusions) of Employees, but no more than 50 officers. If no Employee satisfies the Compensation requirement in clause (d) for the relevant year, the Advisory Committee will treat the highest paid officer as satisfying clause (d) for that year.

          For purposes of this Section 1.18, "Compensation" means Compensation as defined in Section 1.08. The Advisory Committee must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top-paid 20% group, the 100 top-paid Employees, the number of officers includible in clause (d) and the relevant Compensation, consistent with Code section 414(q) and regulations issued under that Code section. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Treasury regulations. A calendar year election must apply to all plans and arrangements of the Employer. For purposes of applying any nondiscrimination test required under the Plan or under the Code, in a manner consistent with applicable Treasury regulations, the Advisory Committee will not treat as a separate Employee a family member (a spouse, a lineal ascendant or descendant, or a spouse of a lineal ascendant or descendant) of a Highly Compensated Employee described in clause (a) of this Section, or a family member of one of the ten (10) Highly Compensated Employees with the greatest Compensation for the Plan Year, but will treat the Highly Compensated Employee and all family members as a single Highly Compensated Employee. This aggregation rule applies to a family member even if that family member is a Highly Compensated Employee without family aggregation.

          The term "Highly Compensated Employee" also includes any former Employee who separated from Service (or has a deemed Separation from Service, as determined under Treasury regulations) prior to the Plan Year, performs no Service for the Employer during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his 55th birthday. If the former Employee's Separation from Service occurred prior to January 1, 1987, he is a Highly Compensated Employee only if he satisfied clause (a) of this Section 1.17 or received Compensation in excess of $50,000 during: (1) the year of his Separation from Service (or the prior year); or (2) any year ending after his 54th birthday.


     1.19 "Hour of Service" means:

          (a) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Advisory Committee credits Hours of Service under this subsection (a) to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

          (b) Each Hour of Service for back pay, irrespective of mitigation of damages. to which the Employer has agreed or for which the Employee has received an award. The Advisory Committee credits Hours of Service under this subsection
(b) to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

          (c) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty.

          The Advisory Committee will not credit an Hour of Service under more one (1) of the above sub-Sections. A computation period for purposes of this
Section 1.19 is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Advisory Committee is measuring an Employee's Hours of Service. The Advisory Committee will resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

          If the Employer pays an Employee for services rendered on an hourly basis the Advisory Committee will credit that Employee with Hours of Service on the basis of the "actual" method. If the Employer pays an Employee for services rendered on a basis other than by the hour, the Advisory Committee will credit that Employee with Hours of Service on the basis of months of employment. A Month of Service is credited for each month in which the Advisory Committee would credit the Employee with at least one (1) Hour of Service under the "actual" method. For purposes of the Plan, "actual" method means the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.

     1.20 "Leased Employee". The Plan treats a Leased Employee as an Employee of
the Employer.   A Leased Employee is an individual (who otherwise is not an
Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code section 144(a)(3)) on a substantially full time basis for at least one year and who performs services historically performed by employees in the Employer's business field. If a Leased Employee is treated as an Employee by reason of this
Section 1.20 of the Plan, "Compensation" includes Compensation from the leasing organization which is attributable to services performed for the Employer.

          Safe harbor plan exception. The Plan does not treat a

Leased Employee as an Employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or less of the Employer's Employees (other than Highly Compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee's compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determined the 10% contribution on the basis of compensation as defined in Code section 415(c)(3) plus elective contributions (as defined in Section 1.08).

          Other requirements. The Advisory Committee must apply this Section
1.20 in a manner consistent with Code sections 414(n) and 414(o) and the regulations issued under those Code sections.

     1.21 "Month of Service" shall mean a calendar month during any part of which an Employee completed an Hour of Service. Except, however, a Participant shall be credited with a Month of Service for each month during the twelve ( 12) month computation period in which he has not incurred a one year Break in Service.

     1.22 "Nonforfeitable" describes a Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to the Participant's Accrued Benefit.

     1.23 "Normal Retirement Age" means sixty-five (65) years of age.

     1.24 "Participant" means an Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01. An Employee who becomes a Participant will remain a Participant under the Plan until the Trustee has fully distributed his Vested Accrued Benefit to him.

     1.25 "Plan" means the retirement plan established by the Employer in the form of this Agreement, designated as the FORT BEND FEDERAL SAVINGS AND LOAN ASSOCIATION OF ROSENBERG PROFIT SHARING PLAN.

     1.26 "Plan Administrator" means the Advisory Committee unless the Employer designates another person to hold the position of Plan Administrator. In addition to other duties, the Plan Administrator has full responsibility for compliance with the reporting and disclosure rules under ERISA as respects this Agreement.

     1.27 "Plan Entry Date" means the Effective Date and every

January 1 and July 1 after the Effective Date.

     1.28 "Plan Year" means the calendar year.

     1.29 "Retirement" means a Participant's Separation from Service after attaining Normal Retirement Age.

     1.30 "Separation from Service" means a separation from Service with the Employer maintaining this Plan.

     1.31 "Service" means any period of time the Employee is in the employ of the Employer, including any period the Employee is on an unpaid leave of absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees. The Plan will treat all employees of all corporations which are members of a controlled group of corporations (as defined in Code section 414(b)), all employees of all trades or business (whether or not incorporated) which are under common control (as defined in Code section 414(c)) and all employees of an affiliated service group (as defined in Code section 414(m)) as employed by a single employer.

     1.32 "Service for Predecessor Employer". If the Employer maintains the plan of a predecessor employer, the Plan treats service of the Employee with the predecessor employer as Service with the Employer.

     1.33 "Trust" means the separate Trust created under the Plan.

     1.34 "Trust Fund" means all property of every kind held or acquired by the Trustee under this Agreement.

     1.35 "Trustee" means R. W. Lindsey and Walter L. Ward, or any successor in office who in writing accepts the position of Trustee.

     1.36 "Vesting" means the extent to which a Participant's Accrued Benefit is Nonforfeitable. Other forms of the word "Vest" will have the meaning that the suffix would normally connote, given the meaning of "Vesting".

     1.37 "Year of Service" shall mean twelve(12) consecutive Months of Service.

          For vesting purposes, the computation period shall be the Plan Year.

ARTICLE II
EMPLOYEE PARTICIPANTS

     2.01 ELIGIBILITY. Each salaried Employee who was a Participant in the Plan prior to the effective date of its Amendment shall be eligible to participate in the Plan. Thereafter each salaried Employee becomes a Participant in the Plan on the Plan Entry Date (if employed on that date) coincident with or immediately following the date six (6) months after the date on which the Employee first performs an Hour of Service for the Employer.

     2.02 BREAK IN SERVICE - PARTICIPATION. For purposes of participation in the Plan, the Plan does not impose any Break in Service rule.

     2.03 PARTICIPATION UPON RE-EMPLOYMENT. A Participant whose employment terminates reenters the Plan as a Participant on the date of his re-employment. An Employee who satisfies the Plan's eligibility conditions but who terminates employment prior to becoming a Participant becomes a Participant in the Plan on the later of the Plan Entry Date on which he would have entered the Plan had he not terminated employment or the date of his re-employment. Any Employee who terminates employment prior to satisfying the Plan's eligibility conditions becomes a Participant in accordance with the provisions of Section 2.01.

ARTICLE III
EMPLOYER CONTRIBUTIONS AND FORFEITURES

Part 1. Amount of Employer Contributions and Plan Allocations: Sections 3.01 through 3.06

     3.01 AMOUNT. For each Plan Year, the Employer will contribute to the Trust the following amounts:

          (a) Deferral Contributions. "Deferral Contributions" means the amount by which the Participants have elected to reduce their Compensation for the Plan Year under their salary reduction agreements on file with the Advisory Committee.

          (b) Employer Nonelective Contribution. "Employer Nonelective Contribution" means the additional amount the Employer may from time to time deem advisable. The Employer will designate all of its Employer Nonelective Contribution as a Qualified Employer Nonelective Contribution.

          (c) Employer Matching Contributions. The Employer may contribute an amount equal to a percentage the Employer from time to time may deem advisable of each Participant's eligible contributions for the Plan Year. The Employer will designate all Employer Matching Contributions as Qualified Employer Matching Contributions

          Although the Employer may contribute to this Plan irrespective of whether it has net profits, the Employer intends this Plan to be a profit sharing plan for all purposes under the Code.

          Under the matching contribution formula described in paragraph (c), the term "eligible contributions" shall mean the deferral contributions allocated to the Participant for the Plan Year but not exceeding 6% of the Participant's Compensation. For purposes of determining its matching contribution and allocation of that contribution, the Employer shall not take into account a Participant's elective deferrals which exceed the Code Section 402(g) limitation for the calendar year. See Section 3.01 B.

          The Employer shall not make a contribution to the Trust for any Plan Year to the extent the contribution would exceed the Participants' "Maximum Permissible Amount" under Section 3.08.

          The Trustee, upon written request from the Employer, must return to the Employer the amount of the Employer's contribution made by the Employer by
(1) mistake of fact or (2) the amount of the Employer's contribution disallowed as a deduction under Code section 404. The Trustee will not return any portion of the Employer's contribution under the provisions of case (1) or (2) of this paragraph more than one (1) year after (a) the Employer made the contribution by mistake of fact; or (b) the disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

          The Trustee will not increase the amount of the Employer contribution returnable under this Section 3.01 for any earnings attributable to the contribution, but the Trustee will decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

     3.01A     SALARY REDUCTION. The Employer contribution described in Section
3.01(a) is an elective deferral (i.e. "401 (k)") arrangement. A Participant who is still an Employee (hereinafter designated as an "Employee Participant") may file a salary reduction agreement with the Advisory Committee. A salary reduction agreement executed by an Employee Participant may not be effective earlier than its execution date, and in no event earlier than the Employee's Plan Entry Date (or, in the case of a re-employed Employee, his reparticipation date under Article II). A salary reduction agreement must specify the amount of Compensation (as defined in Section 1.08) or percentage of Compensation the eligible Employee wishes to defer to the Plan. The salary reduction agreement will apply to Compensation (including increases in Compensation) which is currently available to the Employee after the effective date of the salary reduction agreement. The Employer will not apply the salary reduction agreement to a bonus unless the salary reduction agreement specifics its application to the bonus. The Employee Participant may enter into a separate salary reduction agreement with respect to a bonus prior to the time the bonus is currently available to him.

          If the salary reduction agreement specifies the reduction amount as a percentage of Compensation, the percentage may not be less than two percent (2%) of Compensation and must specify a reduction percentage equal to an increment of one percent (1%). An Employee Participant's Deferral Contributions may not exceed 15 percent (15%) of his Compensation for each pay period. An Employee Participant may modify his salary reduction agreement, either to reduce or to increase the amount of Deferral Contributions, as of any Plan Entry Date. The Employee Participant will make this modification by filing a new salary reduction agreement with the Advisory Committee at least 15 days prior to the Plan Entry Date for which the modification is to be first effective. An Employee Participant may revoke a salary reduction agreement as of any Plan Entry Date. An Employee Participant who revokes his salary reduction agreement may file a new salary reduction agreement effective as of any Plan Entry Date.



     3.01B     SPECIAL RULES FOR DEFERRAL CONTRIBUTIONS.

          Annual Elective Deferral Limitation. An Employee Participant's elective deferrals for a calendar year may not exceed the limitation on elective deferrals determined under section 402(g,) of the Code. If the Employer

          (2) Effective January 1, 1989, the first paragraph of Section 3.01(B) is hereby replaced in its entirely by the following:

          Annual Elective Deferral Limitation. An Employee Participants elective deferrals for a calendar year may not exceed the limitation on elective deferrals determined under section 402(g) of the Code. If the Employer determines the Employee Participant's elective deferrals for a calendar year would exceed the limitation on elective deferrals under section 402(g) of the Code for the calendar year, the Employer will not make any additional Deferral Contributions with respect to that Employee Participant for the remainder of that calendar year, paying in cash to the Employee Participant any amounts which would cause the Deferral Contributions to exceed the limitation on elective deferrals under section 402(g) of the Code. If, after the close of a calendar year, the Advisory Committee determines an Employee Participant's Deferral Contributions exceed the limitation on elective deferrals under section 402(g) of the Code, the Advisory Committee will distribute the amount in excess of the limination(the "excess deferral"), as adjusted for allocable income or loss, no later than April 15 of the following calendar year for purposes of making a distribution of excess deferrals, allocable income means net income or net loss allocable to the excess deferrals for the calendar year in which the Employee made the excess deferral and for the "gap period" measured from the beginning of the next calendar year to the date of distribution. If the distribution of the excess deferral occurs during the calendar year in which the Employee made the excess deferral, the Advisory Committee will treat as a "gap period" the period from the first day of that calendar year to the date of the distribution. The Advisory Committee will determine the amount of income or loss allocable to the Participant's excess deferral in a manner similar to the allocable income or loss determination described in this Section 3.01 B for excess contributions, except the numerator of the allocation fraction will be the amount of the Employee's excess deferrals and the denominator of the allocation fraction will be the Employee's Accrued Benefit attributable to his elective deferrals. If the Advisory Committee distributes the excess deferral by the appropriate April 15, it may make the distribution irrespective of any other provision under this Plan or under the Code The Advisory Committee will reduce the amount of excess deferrals for a calendar year distributable to the Employee by the amount of excess contributions, if any, previously distributed to the Employee for the Plan Year beginning in that calendar year.

          If an Employee Participant participates in another Plan under which he makes elective deferrals pursuant to a Code section 40l (k) arrangement, elective deferrals under a Simplified Employee Pension, or salary reduction contributions to a tax-sheltered annuity, irrespective of whether the Employer maintains the other plan, the Participant may provide the Advisory Committee a written claim for excess deferrals made for a calendar year. The Participant must submit the claim no later than the March 1 following the close of the particular calendar year and the claim will specify the amount of the Participants Deferral Contributions under this Plan which are excess deferrals. If the Advisory Committee receives a timely claim, it will distribute to the Participant the excess deferral, as adjusted for allocable income or loss, which the Employee has assigned to this Plan in accordance with the distribution procedure described in the immediately preceding paragraph.

          Actual Deferral Percentage Test. For each Plan Year, the 401(k) arrangement must satisfy one of the following actual deferral percentage ("ADP") tests:

          (i) The average ADP for the Highly Compensated Group does not exceed
1.25 times the average ADP of the Nonhighly Compensated Group; or

          (ii) The average ADP for the Highly Compensated Group does not exceed the average ADP for the Nonhighly Compensated Group by more than two (2) percentage points and the average ADP for the Highly Compensated Group is not more than twice the average ADP for the Nonhighly Compensated Group.

          For purposes of applying the ADP test, the following definitions apply:

          (a) "Highly Compensated Group" means the eligible Employees who are Highly Compensated Employees for the Plan Year.

          (b) "Eligible Employee" means (1) a Participant on whose behalf the Employer makes Deferral Contributions (as described in Section 3.01) or who is eligible to elect Deferral Contributions for the Plan Year, irrespective of whether the Employer actually makes Deferral Contributions on behalf of the Participant. The Advisory Committee treats a Participant as an Eligible Employee irrespective of whether, pursuant to Section 6.04, the Plan limits his eligibility to defer because of a hardship distribution or whether the Participant is employed by the Employer on the last day of the Plan Year.

          (c) "Nonhighly Compensated Group" means the Eligible Employees who are not Highly Compensated Employees and are not family members treated as Highly Compensated Employee under Section 1.18.

          (d) "Deferral Contributions" mean the sum of the Deferral Contributions the Employer contributes on the Eligible Employee's behalf for the Plan Year, pursuant to Section 3.01.

          (e) The "Average ADP" for a group is the average of the separate ADPs calculated for each Eligible Employee who is a member of that group. An Eligible Employee's ADP for a Plan Year is the ratio of (1) the sum of Deferral Contributions and Qualified Employer Nonelective Contributions allocate to the Eligible Employee for the Plan Year, to (2) his 414(s) Compensation for the Plan Year. For aggregated family members treated as a single Eligible Employee under
Section 1.18, the ADP of the family unit is the greater of: (i) the ADP determined by combining the Deferral Contributions, Qualified Employer Nonelective Contributions and 414(s) Compensation of the family members who are Highly Compensated Employees irrespective of family aggregation; or (ii) the ADP determined by combining the Deferral Contributions, Qualified Employer Nonelective Contributions and 414(s) Compensation of all aggregated family members. A Nonhighly Compensated Employees ADP shall not include elective deferrals made to this Plan or to any other Plan maintained by the Employer, to the extent such elective deferrals exceed the limitation on elective deferrals under section 402(g) of the Code. A Highly Compensated Employee's ADP shall include elective deferrals under any other Code section 401(k) arrangement maintained by the Employer, but a Nonhighly Compensated Employee's ADP shall not include elective deferrals under another Code section 401(k) arrangement maintained by the Employer unless the Employer treats the Code section 401(k) arrangement under this Plan and the other Code section 401(k) arrangement as a unit for coverage or discrimination purposes. The Advisory Committee may determine (in a manner consistent with Treasury regulations) the ADPs of the Eligible Employees by taking into account Qualified Employer Nonelective Contributions or Qualified Employer Matching Contribution, or both, made to this Plan or to any other qualified Plan maintained by the Employer. The Advisory Committee may not include Qualified Employer Nonelective Contributions in the ADP test unless the allocation of Employer Nonelective Contributions is nondiscriminatory when the Advisory Committee takes into account only those Qualified Employer Nonelective Contributions not used in the ADP test. The Advisory Committee may not include in the ADP test any Qualified Employer Nonelective Contributions or Qualified Employer Matching Contributions under another qualified Plan unless that Plan has the same Plan Year as this Plan.



          (f) "414(s) Compensation" means Compensation as defined in
Section 1.08 of the Plan, disregarding any exclusions from Compensation other than the exclusions described in paragraphs (a), (b), and (c) of Section 1.08. The Employer may elect to define 414(s) Compensation to include or exclude elective deferrals under a Code section 401(k) arrangement or under a Simplified Employee Pension maintained by the Employee, and compensation paid by the Employer which is not currently includible in gross income pursuant to Code sections 125 or 403(b). The Employer's election must be consistent and uniform with respect to all Employees and all plans of the Employer for any particular Plan Year. The Employer may change the election provided the change does not result in discrimination in favor of the Highly Compensated Employees. The Advisory Committee will disregard an Eligible Employee's 414(s) Compensation in excess of $200,000 (or the adjusted limitation prescribed by the Secretary of the Treasury). The $200,000 (or adjusted) limitation on 414(s) Compensation will apply to the combined 414(s) Compensation of any family members aggregated under
Section 1.18 who are spouses and any aggregated lineal descendants who are under the age of 19.

          (g) "Employer Nonelective Contributions" are contributions made by the Employer which are not subject to a deferral election by the Employee and which are not matching contributions. "Qualified Employer Nonelective Contributions" are Employer Nonelective Contributions which are one hundred percent (100%) nonforfeitable at all times and which are subject to the Distribution Restrictions described in paragraph (i). Under this Plan, any Employer Nonelective Contribution under Section 3.01(b) designated as a Qualified Employer Nonelective Contribution satisfies this definition.

          (h) "Employer Matching Contributions" are contributions made by the Employer on account of Employee contributions or on account of elective deferrals under a Code section 401(k) arrangement and forfeitures allocated on account of such Employee contributions or Deferral Contributions pursuant to
Section 3.05. "Qualified Employer Matching Contributions" are Employer Matching Contributions which are one hundred percent (100%) nonforfeitable at all times and which are subject to the Distribution Restrictions described in paragraph
(i).

          (i) The term "Distribution Restrictions" means a Plan will not permit distribution of the Accrued Benefit attributable to the specified contribution except (1) in the event of the Participant's death, disability, termination of employment or attainment of age 59 1/2, (2) in the event of financial hardship (other than Qualified Employer Matching, Contributions or Qualified Employer Nonelective Contributions), (3) in the event of a Plan termination, without establishment of a successor Defined Contribution Plan (other than an ESOP), (4) in the event of a sale of substantially all of the assets (within the meaning of Code section 409(d)(2)) used in a trade or business, but only to an Employee who continues employment with the corporation acquiring those assets, or (5) in the event of a sale by a corporation of its interest in a subsidiary (within the meaning, of Code section 409(d)(3), but only to an Employee who continues employment with the subsidiary.

          If the Advisory Committee determines the Plan fails to satisfy the ADP test for a Plan Year, it will distribute the excess contributions as adjusted for allocable income or loss, no later than the last day of the succeeding Plan Year. However, the Employer will incur an excise tax equal to ten percent (10%) of the amount of excess contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees by 2 1/2 months following the close of that Plan Year. The excess contributions are the amount of Deferral Contributions and Qualified Employer Nonelective Contributions allocated to Highly Compensated Employees which causes the Plan to fail to satisfy the ADP test. The Advisory Committee will distribute to each Highly Compensated Employee his respective share of the excess contributions. The Advisory Committee will determine the respective shares of excess contributions by starting with the Highly Compensated Employee(s) who has the greatest ADP, reducing his ADP to the next highest ADP, then, if necessary, reducing the ADP of the Highly Compensated Employee(s) at the next highest ADP level (including the ADP of the Highly Compensated Employee(s) whose ADP the Advisory Committee already has reduced), and continuing in this matter until the average ADP for the Highly Compensated Group satisfies the ADP test.

          The Advisory Committee will determine the amount of income or loss allocable to the Highly Compensated Employee's excess contribution by multiplying the income or loss allocable under Section 9.11 to the Highly Compensated Employee's Accrued Benefit attributable to Deferral Contributions by a fraction, the numerator of which is his excess contributions for the Plan Year of deferral and the denominator of which is the value of his Accrued Benefit attributable to Deferral Contributions (and to any Qualified Employer Nonelective Contributions included in the ADP test), determined as of the last day of the Plan Year, without regard to income or loss allocable to that accrued benefit for the Plan Year.

          If pursuant to paragraph (e) of this Section 3.01 B, the Advisory Committee has elected to include Qualified Employer Matching Contributions in the average ADP, the Advisory Committee shall treat excess contributions as attributable proportionately to Deferral Contributions and to Qualified Employer Matching Contributions allocated on the basis of those Deferral Contributions. If the total amount of a Highly Compensated Employee's excess contributions for the Plan Year exceeds his Deferral Contributions or Qualified Employer Matching Contributions for the Plan Year, the Advisory Committee will treat the remaining portion of his excess contributions as attributable to Qualified Employer Nonelective Contributions.

          (1)  Effective January 1, 1989, the definitions in Section 3.01(B) are
hereby   amended by adding paragraph (j).

     (j) "Contributions Taken Into Account" means, in applying the Actual Deferral Percentage test, an elective contribution may be taken into account only if it satisfies the following two requirements:

          (i) It must be allocated to the Employee as of a date within the Plan Year; and

          (ii) It must relate to Compensation that either would have been received by the Employee in the Plan Year except for the Employee's election to defer it or is attributable to services performed by the Employee in the Plan Year, and but for the Employee's election to defer, would have been received by the Employee within 2 1/2 months after the close of the Plan Year.

          For purposes of the first requirement, a pretax contribution is considered to be allocated as of a date within the Plan Year only if (1) the allocation is not contingent upon the Employee's participation in the Plan or performance of services on any later date and (2) the elective contribution is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which it relates.

     3.02 DETERMINATION OF CONTRIBUTION. The Employer, from its records, determines the amount of any contributions to be made by it to the Trust under the terms of the Plan.

     3.03 TIME OF PAYMENT OF CONTRIBUTION. The Employer may pay its contribution for each Plan Year in one (l) or more installments without interest. The Employer must make its contribution to the Trustee within the time prescribed (including extensions) by Codes Section 404 (a) (6) for filing its tax return for the taxable year for which it claims a deduction for its contribution. The Employer shall make Deferral Contributions to the Trust, to the extent made pursuant to salary reduction agreements, within an administratively reasonable period of time after withholding the corresponding Compensation from the Participant and shall make Deferral Contributions, Employer Matching Contributions and Qualified Employer Nonelective Contributions no later than the time prescribed by the Code or by Treasury regulations. Deferral Contributions are Employer contributions for all purposes under this plan, except to the extent the Code or Treasury regulations prohibit the use of these contributions to satisfy the qualification requirements of the Code.



     3.04 CONTRIBUTION ALLOCATION.

          (A) Method of Allocation. Subject to Section 3.04(B), the Advisory Committee shall establish a Participant Account. The Advisory Committee will establish and allocate to sub accounts the amounts attributable to the various types of Employer contributions described in paragraphs (a) and (b) and (c) of

Section 3.01. The Advisory Committee will allocate and credit each annual Employer contribution (and Participant forfeitures, if applicable) to the Trust as follows:

          Deferral Contributions. The Advisory Committee shall allocate to each Participant's Deferral Contributions Account the Deferral Contributions the Employer makes to the Trust on behalf of the Participants for the Plan Year.

          Employer Nonelective Contributions. The Advisory Committee shall allocate the Employer's Nonelective Contribution, if any, under the remaining provisions of this Section 3.04.

          Subject to the conditions of Section 3.06, the Advisory Committee will allocate and credit the Employer Nonelective Contribution, if any, as a Qualified Employer Nonelective Contribution to the Deferral Contributions Account of each Participant in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. The Advisory Committee may include a Qualified Employer Nonelective Contribution in the ADP test described in Section 3.01 B, to the extent necessary to satisfy the test. For purposes of allocating the Qualified Employer Nonelective Contribution, "Participant" shall mean all Participants.

          Employer Matching Contributions. Subject to the conditions of Section 3.06, the Advisory Committee shall allocate the annual Employer Matching Contributions to the Deferral Contributions Account of each Participant entitled to an allocation of Employer Matching Contributions. The Advisory Committee shall allocate to each Participant's Account that percentage of the Discretionary Employer Matching Contributions which is in the same proportion that each Participant's eligible contributions (as defined in Section 3.01 ) upon which the Employer bases its matching contributions for the Plan Year bears to the total such eligible contributions for the Plan Year.

     (B)  Top Heavy Minimum Allocation.

          (1) Minimum Allocation. If the Plan is top heavy in any Plan Year:

          (a) Each Non-Key Employee (as defined in Section 1.09) who is a participant and is employed by the Employer on the last day of the Plan Year will receive a top heavy minimum allocation for that Plan Year, irrespective of whether he satisfies the Hours of Service condition under
Section 3.06; and

          (b) The top heavy minimum allocation is the lesser of

3% of the Non-Key Employee's Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key Employee (as defined in Section 1.09). However, if a Defined Benefit Plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the anti discrimination rules of Code section 401(a)(4) or the coverage rules of Code section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the top heavy minimum allocation is 3% of the Non-Key Employee's Compensation regardless of the contribution rate for the Key Employees.

          For purposes of clause (b), "Compensation" means Compensation as defined in Section 1.08, disregarding elective contributions and any exclusions from Compensation, other than the exclusions described in paragraphs (a), (b), and (c) of Section 1.08 and disregarding the requirements of Section 3.06. For purposes of this Section 3.04(B), a Participants contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and forfeitures allocated to the Participant's Account for the Plan Year divided by his Compensation for the entire Plan Year. However, a Non-Key Employee's contribution rate does not include any elective contributions under a Code section 401(k) arrangement nor any Employer Matching Contributions subject to the nondiscrimination requirements of Code section 401(k) or of Code section 401(m). To determine a Participant's contribution rate, the Advisory Committee must treat all qualified top heavy Defined Contribution Plans maintained by the Employer as a single plan.

          (2) Method of Compliance. The Plan will satisfy the top heavy minimum allocation in accordance with this Section 3.04(B)(2). The Advisory Committee first will allocate the Employer contribution (and Participant forfeitures, if any) for the Plan Year in accordance with the allocation formula under Section 3.04(A). The Employer then will contribute an additional amount for the Account of any Participant who is entitled under this Section 3.04(B) to a top heavy minimum allocation and whose contribution rate for the Plan Year is less than the top heavy minimum allocation. The additional amount is the amount necessary to increase the Participant's contribution rate to the top heavy minimum allocation. The Advisory Committee will allocate the additional contribution to the Employer Contribution Account of the Participant on whose behalf the Employer makes the contribution.

     3.05 FORFEITURE ALLOCATION. Subject to any restoration allocation required under Section 9.14, the Advisory Committee shall allocate the amount of a Participant's Accrued Benefit forfeited under Section 9.14 among the Participants' Accounts in the proportion that the ending Deferral Contributions Account of each Participant bears to the total ending Deferral Contributions Accounts.

          The Deferral Contributions Account is 100% Vested at all times.

     3.06 ACCRUAL OF BENEFIT. The Advisory Committee will determine the accrual of benefit (Employer contributions and Participant forfeitures) on the basis of the Plan Year.

          Compensation Taken Into Account. In allocating the Employer's Employer Nonelective Contribution to a Participant's Account, the Advisory Committee, except for purposes of determining the top heavy minimum contribution under
Section 3.04(B), will take into account only the Compensation determined for the portion of the Plan Year in which the Employee actually is a Participant.

          Employment Requirement. A Participant will share in the allocation of Employer contributions and Participant forfeitures only if he is employed by the Employer on the Accounting Date of that Plan Year. Income, gain or loss shall be allocated to all Participants and former Participants Accounts except to the extent that such Accounts have been fully distributed or segregated.

Part 2. Limitations on Allocations; Sections 3.07 and 3.08

     3.07 LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

          The amount of Annual Additions which the Advisory Committee may allocate under this Plan on a Participant's behalf for a Limitation Year may not exceed the Maximum Permissible Amount. If the amount the Employer otherwise would contribute to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its contribution so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

     (A) Estimation of Compensation. Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Advisory Committee may determine the Maximum Permissible Amount on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Advisory Committee must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Advisory Committee must reduce any Employer contributions (including any allocation of forfeitures) based on estimated annual Compensation by any Excess Amount carried over from prior years. As soon as is administratively feasible after the end of the Limitation Year, the Advisory Committee will determine the Maximum Permissible Amount for such Limitation Year on the basis of the Participant's actual Compensation for such Limitation Year.

     (B) Disposition of Excess Amount. If pursuant to Section 3.07(A), or because of the allocation of forfeitures, there is an Excess Amount with respect to a Participant for a Limitation Year, the Advisory Committee will dispose of such Excess Amount as follows:

          (1) The Advisory Committee will return any nondeductible voluntary Employee contributions to the Participant to the extent that the return would reduce the Excess Amount.

          (2)  If, after the application of subsection (1), an Excess Amount
still   exists, and the Plan covers the Participant at the end of the Limitation
Year, then the Advisory Committee will use the Excess Amount(s) to reduce future Employer contributions (including any allocation of forfeitures) under the Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant. The Participant may elect to limit his Compensation for allocation purposes to the extent necessary to reduce his allocation for the Limitation Year to the Maximum Permissible Amount and eliminate the Excess Amount.

          (3) If, after the application of subsection (1), an Excess Amount still exists, and the Plan does not cover the Participant at the end of the Limitation Year, then the Advisory Committee will hold the Excess Amount unallocated in a suspense account. The Advisory Committee will apply the suspense account to reduce Employer contributions (including allocation of forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary.

          (4) The Advisory Committee will not distribute any Excess Amount(s) to Participants or to former Participants.

     (C) Defined Benefit Plan Limitation. If the Participant presently participates, or has ever participated under a Defined Benefit Plan maintained by the Employer, then the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for the Participant for that Limitation Year must not exceed 1.0. To the extent necessary to satisfy the limitation under
Section 3.08, the Employer will reduce the Participant's projected annual benefit under the Defined Benefit Plan under which the Participant participates and then, if necessary, its contribution or allocation on behalf of the Participant to the Defined Contribution Plan under which the Participant participates.

     3.08 DEFINITIONS - ARTICLE III. For purposes of Article III, the following terms mean:

          (a) "Annual Addition" means the sum of the following amounts allocated on behalf of a Participant for a Limitation Year: (i) all Employer contributions; (ii) all forfeitures; and (iii) all Employee contributions. Except to the extent provided in Treasury regulations, Annual Additions include excess contributions described in Code section 401(k), excess aggregate contributions described in Code section 401(m) and excess deferrals described in Code section 402(g), irrespective of whether the plan distributes or forfeits such excess amounts. Annual Additions also include Excess Amounts reapplied to reduce Employer contributions under Section 3.07. Amounts allocated after March 31, 1984, to an individual medical account (as defined in Code section 415(1)(2)) included as part of a Defined Benefit Plan maintained by the Employer are Annual Additions. Furthermore, Annual Additions include contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund (as defined in Code section 419(e)) maintained by the Employer, but only for purposes of the dollar limitation applicable to the Maximum Permissible Amount.

          (b) "Compensation" For purposes of applying the limitations of Part 2 of this Article III, "Compensation" means Compensation as defined in Section 1.08, disregarding elective contributions and any exclusions from Compensation, other than the exclusions described in paragraphs (a), b), (c) and (d) of
Section 1.08.

          (c) "Maximum Permissible Amount" - The lesser of (i) $30,000 (or, if greater, one fourth (1/4) of the defined benefit dollar limitation under Code section 415(b)(1)(A)), or (ii) twenty-five percent (25%) of the Participant's Compensation for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Year, the Advisory Committee will multiply the $30,000 (or adjusted) limitation by the following fraction:

          Number of months in the short Limitation Year      12

          (d) "Employer" - The Employer that adopts this Plan and any related employers. Solely for purposes of applying the limitations of Part 2 of this
Article III, the Advisory Committee will determine related employers by modifying Code sections 414(b) and (c) in accordance with Code section 415(h).

          (e) "Excess Amount" means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

          (f) "Limitation Year" means the Plan Year. If the Employer amends the Limitation Year to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.

          (g) "Defined Contribution Plan" means a retirement plan which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other Participants which the plan may allocate to such Participant's account. The Advisory Committee must treat all defined contribution plans (whether or not terminated) maintained by the Employer as a single plan. For purposes of the limitations of Part 2 of this
Article III, the Advisory Committee will treat employee contributions made to a defined benefit plan maintained by the Employer as a separate defined contribution plan. The Advisory Committee also will treat as a defined contribution plan an individual medical account (as defined in Code section 415(1)(2)) included as part of a defined benefit plan maintained by the Employer and, for taxable years ending after December 31, 1985, a welfare benefit fund under Code section 419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)).

          (h) "Defined Benefit Plan" means a retirement plan which does not provide for individual accounts for Employer contributions. The Advisory Committee must treat all Defined Benefit Plans (whether or not terminated) maintained by the Employer as a single plan.

          (i) "Defined Benefit Plan Fraction" means

                         Projected Annual Benefit of the
                         Participant under the Defined Benefit Plan

          The Lesser of (i) 125% of the dollar limitation in effect under Code section 415(b)(1)(A) for the Limitation Year, or (ii) 1.4 times the Participant's average Compensation limitation under Code section 415(b)( 1)(B).

          The Advisory Committee will determine the denominator of this fraction by taking into account the years of participation and the Years of Service the Advisory Committee reasonably can project the Participant will have at the time his projected annual benefit is payable. If the Employee was a Participant in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 5, 1986, the denominator of this fraction will not be less than 125% of the Employee's Current Accrued Benefit. An Employee's "Current Accrued Benefit" is the sum of the annual benefits under such Defined Benefit Plans which the Employee had accrued as of the end of the 1986 Limitation Year (the last Limitation Year beginning before January 1, 1987), determined without regard to any change in the terms or conditions of the Plan made after May 5, 1986, and without regard to any cost of living adjustment occurring after May 5, 1986. The preceding sentence only applies if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Code section 415 as in effect at the end of the 1986 Limitation Year.

          (j) "Defined Contribution Plan Fraction" means the sum of the Annual Additions to the Participant's Account under the Defined Contribution Plan(s) and welfare benefit funds (as defined in Code section 419(c)) as of the close of the Limitation Year the sum of the lesser of the following amounts determined for the Limitation Year and for each prior Year of Service with the Employer:
(i) 125% of the dollar limitation in effect under Code section 415(c)(1)(A) for the Limitation Year (determined without regard to the special dollar limitations for employee stock ownership plans), or (ii) 35% of the Participant's Compensation for the Limitation Year

          The Advisory Committee may use on a uniform basis any transitional rules prescribed by law to compute the Participant's Defined Contribution Plan Fraction. For purposes of determining the Defined Contribution Plan Fraction, the Advisory Committee will not recompute Annual Additions in Limitations Years beginning, prior to January 1, 1987, to treat all Employee contributions as Annual Additions. If the plan satisfied Code section 415 for Limitation Years beginning prior to January 1, 1987, the Advisory Committee will redetermine the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction as of the end of the 1986 Limitation Year, in accordance with this Section 3.08. If the sum of the redetermined fractions exceeds 1.0, the Advisory Committee will subtract permanently from the numerator of the Defined Contribution Plan fraction an amount equal to the product of (i) the excess of the sum of the fractions over 1.0, times (ii) the denominator of the Defined Contribution Plan Fraction. In making the adjustment, the Advisory Committee will disregard any Accrued Benefit under the Defined Benefit Plan which is in excess of the Current Accrued Benefit.

          (k) "Projected Annual Benefit" means the annual retirement benefit (adjusted to an actuarial equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) of the Participant under the terms of the Defined Benefit Plan on the assumptions he continues employment until his Normal Retirement Age (or current age, if later) as stated in the Defined Benefit Plan, his compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his normal retirement age and all other relevant factors used to determine benefits under the Defined Benefit Plan remain constant as of the current Limitation Year for all future Limitation Years.

ARTICLE IV
PARTICIPANT CONTRIBUTIONS

     4.01 PARTICIPANT VOLUNTARY CONTRIBUTIONS. The Plan does not require nor permit Participant voluntary contributions.

     4.02 PARTICIPANT ROLLOVER CONTRIBUTIONS. The Plan does not permit Participant rollover contributions.


ARTICLE V
TERMINATION OF SERVICE - PARTICIPANT VESTING

     5.01 VESTING. For purposes of Vesting, once an Employee becomes a Participant he is 100% Vested in his Account.

ARTICLE VI
TIME AND METHOD OF PAYMENT OF BENEFITS

     6.01 TIME OF PAYMENT OF ACCRUED BENEFIT. Unless, pursuant to Section 6.03, the Participant or the Beneficiary elects in writing to a different time or method of payment, the Advisory Committee will direct the Trustee to commence distribution of a Participant's Vested Accrued Benefit in accordance with this
Section 6.01. A Participant must consent, in writing, to any distribution required under this Section 6.01 if the present value of the Participant's Vested Accrued Benefit, at the time of the distribution to the Participant, exceeds $3,500 and the Participant has not attained the later of Normal Retirement Age or age 62. A distribution date under this Article VI, unless otherwise specified within the Plan, is the date of Separation of Service or any subsequent date directed by the Participant or as soon as administratively feasible thereafter but no later than the 60th day following the close of the Plan Year. For purposes of the consent requirements under this Article VI, if the present value of the Participant's Vested Accrued Benefit, at the time of any distribution, exceeds $3,500, the Advisory Committee must treat that present value as exceeding $3,500 for purposes of all subsequent Plan distributions to the Participant.

          (A) Termination of Employment For a Reason Other Than Death. For a Participant who terminates employment with the Employer for a reason other than death, the Advisory Committee will direct the Trustee to commence distribution of the Participant's Accrued Benefit, as follows:

          (1) Participant's Vested Accrued Benefit Not Exceeding $3,500. In a lump sum, on the first distribution date coincident with or after the Participant's Separation from Service.

          (2) Participant's Vested Accrued Benefit Exceeding $3,500. The Participant may elect to have the Trustee commence distribution as of any distribution date coincident with or following Separation from Service only in a lump sum, pursuant to Section 6.03, but in no event later than the 60th day following the close of the Plan Year in which the Participant attains Normal Retirement Age. If the Participant has attained Normal Retirement Age when he separates from Service, the distribution under this paragraph will occur no later than the 60th day following the close of the Plan Year in which the Participant's Separation from Service occurs.

          (B) Required Beginning Date. If any distribution commencement date described under Paragraph (A) of this Section 6.01, either by Plan provision or by Participant election (or non election), is later than the Participant's Required Beginning Date, the Advisory Committee instead must direct the Trustee to make distribution under this Section 6.01 on the Participant's Required Beginning Date. A Participant's Required Beginning Date is the April 1 following the close of the calendar year in which the Participant attains age seventy and one-half (70 1/2). However, if the Participant, prior to incurring a Separation from Service, attained age 70 1/2 by January 1, 1988, and, for the five Plan Year period ending in the calendar year in which he attained age 70 1/2 and for all subsequent years, the Participant was not a more than 5% owner (as defined in Section 1.18(a)), the Required Beginning Date is the April 1 following the close of the calendar year in which the Participant separates from Service or, if earlier, the April 1 following the close of the calendar year in which the Participant becomes a more than 5% owner. Furthermore, if a Participant who was not a more than 5% owner attained age 70 1/2 during 1988 and did not incur a Separation from Service prior to January 1, 1989, his Required Beginning Date is April 1, 1990. For an active Employee Participant a mandatory distribution at the Participants Required Beginning Date will be in the manner prescribed in Section 6.02 referring to Minimum Distribution.

          (C) Death of the Participant. The Advisory Committee will direct the Trustee, in accordance with this Section 6.01(C), to distribute to the Participant's Beneficiary the Participant's Vested Accrued Benefit remaining in the Trust at the time of the Participant's death.



          (1) Deceased Participant's Vested Accrued Benefit Does Not Exceed $3,500. The Advisory Committee will direct the Trustee to pay the deceased Participant's Vested Accrued Benefit in a single cash sum, as soon as administratively practicable following the Participant's death or, if later, the date on which the Advisory Committee receives notification of or otherwise confirms the Participant's death.

          (2) Deceased Participant's Vested Accrued Benefit Exceeds $3,500. The Advisory Committee will direct the Trustee to pay the deceased Participant's Vested Accrued Benefit at the time and in the form permitted under this Article
VI. The Advisory Committee will direct the Trustee to distribute. The Participant's Beneficiary the undistributed Vested Accrued Benefit in a lump sum, pursuant to Section 6.03, but in no event later than the 60th day following the close of the Plan Year in which the Participant would have attained Normal Retirement Age. If the Participant had attained Normal Retirement Age prior to his death, the distribution under this paragraph will occur no later than the 60th day following the close of the Plan Year in which the Participant died.

     6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT. Subject to any restrictions prescribed by Section 6.01 and Section 6.03, the Advisory Committee will direct a Participant or Beneficiary receive a distribution, only at Separation of Service, by payment in a lump sum except to the extent required for an active Employee to satisfy the minimum distribution requirements under Section 401(a)(9).

          (A) Minimum Distribution Requirements for Participants. The Advisory Committee may not direct the Trustee to distribute the Participant's Vested Accrued Benefit, nor may the Participant elect to have the Trustee distribute his Vested Accrued Benefit, under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code section 401(a)(9) and the applicable Treasury regulations. The minimum distribution for a calendar year equals the Participant's Vested Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his designated beneficiary (as determined under Article VIII, subject to the requirements of the Code section 401(a)(9) regulations). The Advisory Committee will increase the Participant's Vested Accrued Benefit, as determined on the relevant valuation date, for contributions or forfeitures allocated after the valuation date and by December 31 of the valuation calendar year, and will decrease the valuation by distributions made after the valuation date and by December 31 of the valuation calendar year. For purposes of this valuation, the Advisory Committee will treat any portion of the minimum distribution for the first distribution calendar year made after the close of that year as a distribution occurring in that first distribution calendar year. In computing a minimum distribution, the Advisory Committee must use the unisex life expectancy multiples under Treasury Regulation section 1.72-9. The Advisory Committee, only upon the Participant's written request, may compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Advisory Committee may not redetermine the joint life and last survivor expectancy of the Participant and a non spouse designated Beneficiary in a manner which takes into account any adjustment to a life expectancy other than the Participant's life expectancy.

          If the Participant's spouse is not his designated Beneficiary, a method of payment to the Participant (whether by Participant election or by Advisory Committee direction) may not provide more than incidental benefits to the Beneficiary. The Plan must satisfy the minimum distribution incidental benefit ("MDIB") requirement in the Treasury regulations issued under Code section 401(a)(9) for distributions made on or after the Participant's Required Beginning Date and before the Participant's death. To satisfy the MDIB requirement, the Advisory Committee will compute the minimum distribution required by this Section 6.02(A) by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant's death, the Advisory Committee will compute the minimum distribution required by this Section 6.02(A) solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor. For Plan Years beginning prior to January 1, 1989, the Plan satisfies the incidental benefits requirement if the distributions to the Participant satisfied the MDIB requirement or if the present value of the retirement benefits payable solely to the Participant is greater than 50% of the present value of the total benefits payable to the Participant and his Beneficiaries. The Advisory Committee must determine whether benefits to the Beneficiary are incidental as of the date the Trustee is to commence payment of the retirement benefits to the Participant, or as of any date the Trustee redetermines the payment period to the Participant.

          The minimum distribution for the first calendar year is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date falls, is due by December 31 of that year.

          (B) Minimum Distribution Requirements for Beneficiaries. The method of distribution to the Participant's Beneficiary must satisfy Code section 401(a)(9) and the applicable Treasury regulations. If the Participant's death occurs after his Required Beginning Date, the method of payment to the Beneficiary must provide for completion of payment over a period which does not exceed the payment period which had commenced for the Participant. If the Participant's death occurs prior to his Required Beginning Date, the method of payment to the Beneficiary, subject to Section 6.03, must provide for completion of payment to the Beneficiary over a period not exceeding: (i) five

(5) years after the date of the Participant's death; or (ii) if the Beneficiary is a designated Beneficiary, the designated Beneficiary's life expectancy. The Advisory Committee may not direct payment of the Participant's Vested Accrued Benefit over a period described in clause (ii) unless the Trustee will commence payment to the designated Beneficiary no later than the December 31 following the close of the calendar year in which the Participant's death occurred or, if later, and if the designated Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2). If the Trustee will make distribution in accordance with clause (ii), the minimum distribution for a calendar year equals the Participant's Vested Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the designated Beneficiary's life expectancy. The Advisory Committee must use the unisex life expectancy multiples under Treasury Regulation section 1.72-9 for purposes of applying this paragraph. The Advisory Committee, only upon the written request of the Participant or of the Participant's surviving spouse, may recalculate the life expectancy of the Participant's surviving spouse not more frequently than annually, but may not recalculate the life expectancy of a non spouse designated Beneficiary after the Trustee commences payment to the designated Beneficiary. The Advisory Committee will apply this paragraph by treating any amount paid to the Participant's child, which becomes payable to the Participant's surviving spouse upon the child's attaining the age of majority, as paid to the Participant's surviving spouse. Upon the Beneficiary's written request, the Advisory Committee must direct the Trustee to accelerate payment of all, or any portion, of the Participant's unpaid Accrued Benefit, as soon as administratively practicable following the effective date of that request.

     6.03 BENEFIT PAYMENT ELECTIONS. At the date of termination of a Participant's employment with the Employer, the Plan Administrator must provide a benefit notice to a Participant who is eligible to make an election under this
Section 6.03. The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant's right to defer distribution until he attains of Normal Retirement Age.

          If a Participant or Beneficiary makes an election prescribed by this
Section 6.03, the Advisory Committee will direct the Trustee to distribute the Participant's Vested Accrued Benefit in accordance with that election. Any election under this Section 6.03 is subject to the requirements of Section 6.02. The Participant or

Beneficiary must make an election under this Section 6.03 by filing his election form with the Advisory Committee at any time before the Trustee otherwise would commence to pay a Participant's Accrued Benefit in accordance with the requirements of Article VI.

          (A) Participant Elections After Termination of Employment. If the present value of a Participant's Vested Accrued benefit exceeds $3,500, he may elect to have the Trustee commence distribution as of any distribution date coincident with or after the Participant's Separation from Service but no later than his Normal Retirement Date. The distribution may only be in lump sum.

          (B) Participant Elections Prior to Termination of Employment. The Participant may not receive his Accrued Benefit prior to Separation from Service except as required in Section 6.01.

          (C) Death Benefit Elections. If the present value of the deceased Participant's Vested Accrued Benefit exceeds $3,500, the Participant's Beneficiary may elect to have the Trustee distribute the Participant's Vested Accrued Benefit in a form and within a period permitted under Section 6.02 and this 6.03. The Beneficiary's election is subject to any restrictions designated in writing by the Participant and not revoked as of his date of death.

     6.04 SPECIAL DISTRIBUTION RULES FOR HARDSHIP FROM DEFERRAL CONTRIBUTIONS ACCOUNT. The distribution provisions in this Section 6.04 apply to Withdrawals from the Deferral Contributions Account by a Participant who has not separated from Service with the Employer. The Participant has a continuing election to receive a distribution from his Deferral Contributions Account if he incurs an immediate and heavy financial hardship. The distribution event applies to all or any portion of the Participant's Deferral Contributions Account. The distribution event under (2) applies to all or any portion of the Participant's Deferral Contributions Account, except: (i) any portion derived from earnings on the Participant's elective deferrals; and (ii) to the extent used in the ADP test described in Section 3.01B, any portion derived from Qualified Employer Matching Contributions and from Qualified Employer Nonelective Contributions.

          A hardship distribution, as described in (2) above is on account of an immediate and heavy financial need only if the distribution is for any of the following reasons: (1) medical expenses described in Code section 213(d) incurred by the Participant, by the Participant's spouse, or by any of the

Participant's dependents; (2) the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) the payment of post-secondary education tuition, for the next semester or for the next quarter, for the Participant, for the Participant's spouse or for any of the Participant's dependents; or (4) to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence. A Participant's hardship distribution must not exceed the amount required to meet the need.

          The Participant may not receive a hardship distribution unless he has obtained all distributions and all nontaxable loans otherwise available under the Plan and under all other qualified plans maintained by the Employer. Furthermore, a Participant who receives a hardship distribution: (a) will not have the right to make a deferral election under the 401(k) arrangement prescribed by Section 3.01A; and (b) must agree to limit elective deferrals (as defined in Section 3.01B) under this Plan and under any other qualified Plan maintained by the Employer, for the Participant's taxable year immediately following the taxable year of the hardship distribution, to the limitation on elective deferrals under section 402(g) of the Code reduced by the amount of the Participant's elective deferrals made in the taxable year of the hardship distribution.

          After the Participant separates from service with the Employer, the provisions of this Article VI other than this Section 6.04 will apply to the distribution of the Participant's Accrued Benefit, including, the portion attributable to his Deferral Contributions Account.

     6.05 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Advisory Committee, from complying with the provisions of a qualified domestic relations order (as defined in Code section 414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if:

          (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $3,500, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this Section
6.05 permits a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not permitted under the Plan.



          The Plan Administrator must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving, the domestic relations order, the Plan Administrator must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination. The Plan Administrator must provide notice under this paragraph by mailing such notice to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

          If any portion of the Participant's Vested Accrued Benefit is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, the Advisory Committee must make a separate accounting of the amounts payable. The Plan Administrator will determine if the order is a qualified domestic relations order within eighteen
(18) months of the date amounts first are payable following receipt of the order, and the Advisory Committee will direct the Trustee to distribute the payable amounts in accordance with the order.

          To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Advisory Committee may direct the Trustee to invest any partitioned amount in a segregated sub account or separate account and to invest the account in Federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated sub account remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this
Section 6.05 by separate checks or other separate distribution to the alternate payee(s).

ARTICLE VII
EMPLOYER ADMINISTRATIVE PROVISIONS

     7.01 INFORMATION TO COMMITTEE. The Employer must supply current information to the Advisory Committee as to the name, date of birth, date of employment,
annual compensation, leaves of absence, Years of  Service   and date of
termination of employment of each Employee who is, or who will be eligible to
become, a Participant under the Plan, together with any   other information
which the Advisory Committee considers necessary. The Employer's records as to the current information the Employer furnishes to the Advisory Committee are conclusive as to all persons.

     7.02 NO LIABILITY. The Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of its Advisory Committee (unless the Employer is the Advisory Committee), the Trustee or the Plan Administrator (unless the Employer is the Plan Administrator).

     7.03 INDEMNITY OF COMMITTEE. The Employer indemnifies and saves harmless the Plan Administrator and the members of the Advisory Committee from and against any and all loss resulting from liability to which the Plan Administrator and the Advisory Committee, or the members of the Advisory Committee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of this Trust or Plan or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.03 do not relieve the Plan Administrator or any Advisory Committee member from any liability he may have under ERISA for breach of a fiduciary duty. Furthermore, the Plan Administrator
and the Advisory Committee   members and the Employer may execute a letter
agreement further delineating the indemnification agreement of this Section 7.03, provided the letter agreement is consistent with and does not violate ERISA. The indemnification provisions of this Section

7.03 extend to the Trustee solely to the extent provided by a letter agreement executed by the Trustee and the Employer.

     7.04 EMPLOYER DIRECTION OF INVESTMENT. The Employer has the right to direct the Trustee with respect to the investment and reinvestment of assets comprising the Trust Fund only if the Trustee consents in writing to permit such direction. If the Trustee consents to Employer direction of investment, the Trustee and the Employer must execute a letter agreement as a part of this Plan containing such conditions, limitations and other provisions they deem appropriate before the Trustee will follow any Employer direction as respects the investment or reinvestment of any part of the Trust Fund.



     7.05 AMENDMENT TO VESTING SCHEDULE. Though the Employer reserves the right to amend the Vesting schedule at any time, the Advisory Committee will not apply the amended Vesting schedule to reduce the Vested percentage of any Participants Employer Contribution Account (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Vested percentage computed under the Plan without regard to the amendment.

          If the Employer makes a permissible amendment to the Vesting schedule, each Participant having at least three (3) Years of Service with the Employer may elect to have the percentage of his Vested Accrued Benefit computed under the Plan without regard to the amendment. The Participant must file his election with the Plan Administrator within sixty (60) days of the latest of (a) the Employer's adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The Plan Administrator, as soon as practicable, must forward a true copy of any amendment to the Vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the Vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior Vesting schedule. For purposes of this Section 7.05, an amendment to the Vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Vested percentage of an Employee's rights to his Employer Contribution Account.

ARTICLE VIII
PARTICIPANT ADMINISTRATIVE PROVISIONS

     8.01 BENEFICIARY DESIGNATION. Any Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Trustee will pay his Accrued Benefit on event of his death and the Participant may designate the form and method of payment. The Advisory Committee will prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Advisory Committee, the form effectively revokes all designations filed prior to that date by the same Participant.

          A married Participant's Beneficiary designation is not valid unless the Participant's spouse consents, in writing, to the Beneficiary designation. The spouse's consent must acknowledge the effect of that consent and a notary public or the Plan Administrator (or his representative) must witness that consent. The spousal consent requirements of this paragraph do not apply if (1) the Participant and his spouse are not married throughout the one year period ending on the date of the Participant's death; (2) the Participant's spouse is the Participant's sole primary beneficiary; (3) the Plan Administrator is not able to locate the Participant's spouse; (4) the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect; or (5) other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

     8.02 NO BENEFICIARY DESIGNATION. If a Participant fails to name a Beneficiary in accordance with Section 8.01, or if the Beneficiary named by a Participant predeceases him or dies before complete distribution of the Participant's Accrued Benefit as prescribed by the Participant's Beneficiary form, then the Trustee will pay the Participant's Accrued Benefit in accordance with Section 6.02 in the following order of priority to:

          (a) The Participant's surviving spouse;

          (b)  The Participant's surviving children, including adopted children,
in equal   shares;

          (c) The Participant's surviving parents, in equal shares; or

          (d) The legal representative of the estate of the last to die of the Participant and his Beneficiary.

          The Advisory Committee will direct the Trustee as to the method and to whom the Trustee will make payment under this Section 8.02.

     8.03 PERSONAL DATA TO COMMITTEE. Each Participant and each Beneficiary of a deceased Participant must furnish to the Advisory Committee such evidence, data or information as the Advisory Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Advisory Committee, provided the Advisory Committee advises each Participant of the effect of his failure to comply with its request.

     8.04 ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant must file with the Advisory Committee from time to time, in
writing, his post office address and any change of post office address.   Any
communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Advisory Committee, or as shown on the records of the Employer, binds the Participant, or Beneficiary, for all purposes of this Plan.

     8.05 ASSIGNMENT OR ALIENATION. Subject to Code section 414(p) relating to qualified domestic relations orders, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee will not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

     8.06 NOTICE OF CHANGE IN TERMS. The Plan Administrator, within the time prescribed by ERISA and the applicable regulations must furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

     8.07 LITIGATION AGAINST THE TRUST. A court of competent jurisdiction may authorize any appropriate equitable relief to redress violations of ERISA or to enforce any provisions of ERISA or the terms of the Plan. A fiduciary may receive reimbursement of expenses properly and actually incurred in the performance of his duties with the plan.

     8.08 INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan and Trust, contract or any other instrument under which the Plan was established or is operated. The Plan Administrator will maintain all of the items listed in this Section 8.08 in his office, or in such other place or places as he may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary the Plan Administrator will furnish him with a copy of any item listed in this Section
8.08. The Plan Administrator may make a reasonable charge to the requesting person for the copy so furnished.

     8.09 APPEAL PROCEDURE FOR DENIAL OF BENEFITS. The Plan Administrator will provide adequate notice in writing to any Participant or to any Beneficiary ("Claimant") whose claim for benefits under the Plan the Advisory Committee has denied. The Plan Administrator's notice to the Claimant must set forth:

          (a) The specific reason for the denial;

          (b) Specific references to pertinent Plan provisions on which the Advisory Committee based its denial;

          (c) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and


          (d) That any appeal the Claimant wishes to make of the adverse determination must be in writing, to the Advisory Committee within seventy-five
(75) days after receipt of the Plan Administrator's notice of denial of benefits. The Plan Administrator's notice must further advise the Claimant that his failure to appeal the action to the Advisory Committee in writing within the seventy-five (75) day period will render the Advisory Committee's determination final, binding and conclusive.

          If the Claimant should appeal to the Advisory Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. The Advisory Committee will reexamine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Advisory Committee must advise the Claimant of its decision within sixty (60) days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day limit unfeasible, but in no event may the Advisory Committee reader a decision respecting a denial for a claim for benefits later than one hundred twenty (120) days after its receipt of a request for review.

          The Plan Administrator's notice of denial of benefits must identify the name of each member of the Advisory Committee and the name and address of the Advisory Committee member to whom the Claimant may forward his appeal.


ARTICLE IX
ADVISORY COMMITTEE - DUTIES WITH RESPECT
TO PARTICIPANTS' ACCOUNTS

     9.01 MEMBERS COMPENSATION EXPENSES. The Employer must appoint an Advisory Committee to administer the Plan, the members of which may or may not be Participants in the Plan. The members of the Advisory Committee will serve without compensation for services as such, but the Employer will pay all expenses of the Advisory Committee, including the expense for any bond required under ERISA.

     9.02 TERM AND NUMBER. Each member of the Advisory Committee serves until the appointment of his successor. The Advisory Committee will consist of at least three (3) members.

     9.03 POWERS. In case of a vacancy in the membership of the Advisory Committee, the remaining members of the Advisory Committee may exercise any and all of the powers, authority, duties and discretion conferred upon the Advisory Committee pending the filling of the vacancy.


     9.04 GENERAL. The Advisory Committee has the following powers and duties:

          (a) To select a Secretary, who need not be a member of the Advisory Committee;

          (b) To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Accrued Benefit and the Vested percentage of each Participant's Accrued Benefit;

          (c) To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of this Agreement;

          (d) To enforce the terms of the Plan and the rules and regulations it adopts;

          (e) To direct the Trustee as respects the crediting and distribution of the Trust;

          (f) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

          (g) To furnish the Employer with information which the Employer may require for tax or other purposes;

          (h) To engage the service of agents whom it may deem advisable to assist it with the performance of its duties.

          (i) To engage the services of an Investment Manager or Managers (as defined in ERISA section 3(38)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control;

          (j) To establish a nondiscriminatory policy which the Trustee must observe in making loans, if any, to Participants; and

          (k) To establish and maintain a funding standard account and to make credits and charges to the account to the extent required by and in accordance with the provisions of the Code.

          The Advisory Committee must exercise all of its powers, duties and discretion under the Plan in a uniform and nondiscriminatory manner.



          Loan Policy. A loan policy described in paragraph (j) must be a written document and must include: (1) the identity of the person or positions authorized to administer the participant loan program; (2) a procedure for applying for the loan; (3) the criteria for approving or denying, a loan;
(4) the limitations, if any, on the types and amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6) the types of collateral which may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve plan assets in the event of default.

     9.05 FUNDING POLICY. The Advisory Committee will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Advisory Committee must communicate periodically, as it deems appropriate, to the Trustee and any Plan Investment Manager the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

     9.06 MANNER OF ACTION. The decision of a majority of the members appointed and qualified controls.

     9.07 AUTHORIZED REPRESENTATIVE. The Advisory Committee may authorize any one (1) of its members, or its Secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters or other documents. The Advisory Committee must evidence this authority by an instrument signed by all members and filed with the Trustee.

     9.08 INTERESTED MEMBER. No member of the Advisory Committee may decide or determine any matter concerning the distribution, nature or method of settlement of his own benefits under the Plan, except in exercising an election available to that member in his capacity as a Participant, unless the Plan Administrator is acting alone in the capacity of the Advisory Committee.

     9.09 INDIVIDUAL ACCOUNTS. The Advisory Committee will maintain, or direct the Trustee to maintain, a separate Account, or multiple Accounts, in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan. If a Participant reenters the Plan subsequent to his having a Forfeiture Break in Service, the Advisory Committee, or the Trustee, must maintain a separate Account for the Participant's pre-Forfeiture Break in Service Accrued Benefit and a separate Account for his post-Forfeiture Break in Service Accrued Benefit, unless the Participant's entire Accrued Benefit under the Plan is one hundred percent (100%) Vested.

          The Advisory Committee will make its allocations, or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section 9.11. The Advisory Committee may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant or former Participant to prevent a distortion of income, gain or loss allocations under Section 9.11. The Advisory Committee must maintain records of its activities.

     9.10 VALUE OF PARTICIPANT'S ACCRUED BENEFIT. The value of each Participant's Accrued Benefit consists of that proportion of the net worth (at fair market value) of the Employer's Trust Fund which the net credit balance in his Account bears to the total net credit balance in the Accounts of all Participants.

          For purposes of a distribution under the Plan, the value of a Participant's Accrued Benefit is its value as of the valuation date immediately preceding the date of the distribution.

     9.11 ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN OR LOSS.
          A "valuation date" under this Plan is each Accounting Date and each
interim valuation date determined under Section 10.14.   As of each valuation
date the Advisory Committee must adjust Accounts to reflect net income, gain or loss since the last valuation date. The valuation period is the period beginning the day after the last valuation date and ending on the current valuation date. The allocable net income, gain or loss is the net income (or loss), including the increase or decrease in the fair market value of assets, since the last valuation date.

          Trust Fund Accounts. The allocation provisions of this paragraph apply to all Participant Accounts other than segregated investment Accounts.

          The Advisory Committee shall adjust the Accounts as they stood at the end of the prior valuation period by addition of current year deferrals and reduction for amounts charged during the valuation period to those Accounts in accordance with Section 9.13 (relating to distributions) and for the amount of any Account which the Trustee has fully distributed since the immediately preceding valuation date. Any earnings or losses of the Trust Fund related to
those Accounts shall then be     allocated in the same proportion that each
Participant's or former Participant's non segregated Account bears to the total of all Participants' non segregated Accounts as of such date. Next the Accounts are increased for any forfeitures arising under Section 9.14 in the manner described in Section 3.05. Employer

Contributions, other than Deferral Contributions, will be allocated as described in Section 3.04.

          Segregated Investment Accounts. A segregated investment Account receives all income it earns and bears all expense or loss it incurs.



          Additional Rules.   An Excess Amount or suspense account described in
Part 2 of Article III does not share in the allocation of net income, gain or loss described in this Section 9.11. This Section 9.11 applies solely to the allocation of net income, gain or loss of the Trust.

          The Advisory Committee will allocate the Employer contributions and Participant forfeitures, if any, in accordance with Article III.

     9.12 INDIVIDUAL STATEMENT. As soon as practicable after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, the Plan Administrator will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his Accrued Benefit in the Trust as of that date and such other information ERISA requires be furnished the Participant or Beneficiary. No Participant, except a member of the Advisory Committee, has the right to inspect the records reflecting the Account of any other Participant.

     9.13 ACCOUNT CHARGED. The Advisory Committee will charge all distributions made to a Participant or to his Beneficiary from his Account against the Account of the Participant when made.

     9.14 UNCLAIMED ACCOUNT PROCEDURE. The Plan does not require either the Trustee or the Advisory Committee to search for, or ascertain the whereabouts of, any Participant or Beneficiary. At the time the Participant's or Beneficiary's benefit becomes distributable under Article VI, the Advisory Committee, by certified or registered mail addressed to his last known address of record with the Advisory Committee or the Employer, must notify any Participant, or Beneficiary, that he is entitled to a distribution under this Plan. The notice must quote the provisions of this Section 9.14 and otherwise must comply with the notice requirements of Article VI. If the Participant, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Advisory Committee within six

(6) months from the date of mailing of the notice, the Advisory Committee will treat the Participant's or Beneficiary's unclaimed payable Accrued Benefit as forfeited and will reallocate the unclaimed payable Accrued Benefit in accordance with Section 3.05. Where the benefit is distributable to the Participant, the forfeiture under this paragraph occurs as of the last day of the notice period, if the Participant's Vested Accrued Benefit does not exceed $3,500, or as of the first day the benefit is distributable without the Participant's consent, if the present value of the Participant's Vested Accrued Benefit exceeds $3,500. Where the benefit is distributable to a Beneficiary, the forfeiture occurs on the date the notice period ends except, if the Beneficiary is the Participant's spouse and the Vested Accrued Benefit payable to the spouse exceeds $3,500, the forfeiture occurs as of the first day the benefit is distributable without the spouse's consent. Pending forfeiture, the Advisory Committee, following the expiration of the notice period, may direct the Trustee to segregate the Vested Accrued Benefit in a segregated Account and to invest that segregated Account in Federally insured interest bearing savings accounts or time deposits (or in a combination of both), or in other fixed income investments.

          If a Participant or Beneficiary who has incurred a forfeiture of his Accrued Benefit under the provisions of the first paragraph of this Section 9.14 makes a claim, at any time, for his forfeited Accrued Benefit, the Advisory Committee must restore the Participant's or Beneficiary's forfeited Accrued Benefit to the same dollar amount as the dollar amount of the Accrued Benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Advisory Committee will make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim first from the amount, if any, of Participant forfeitures the Advisory Committee otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust Fund net income or gain for the Plan Year and then from the amount, or additional amount, the Employer contributes to enable the Advisory Committee to make the required restoration. The Advisory Committee will direct the Trustee to distribute the Participant's or Beneficiary's restored Accrued Benefit to him in accordance with Article VI. The forfeiture provisions of this Section 9.14 apply solely to the Participant's or to the Beneficiary's Accrued Benefit derived from Employer contributions.

ARTICLE X
TRUSTEE, POWERS AND DUTIES

     10.01 ACCEPTANCE. The Trustee accepts the Trust created under the Plan and agrees to perform the obligations imposed. The Trustee must provide bond for the faithful performance of its duties under the Trust to the extent required by ERISA.

     10.02 RECEIPT OF CONTRIBUTIONS. The Trustee is accountable to the Employer for the funds contributed to it by the Employer, but does not have any duty to see that the contributions received comply with the provisions of the Plan. The Trustee is not obliged to collect any contributions from the Employer, nor is obliged to see that funds deposited with it are deposited according to the provisions of the Plan.

     10.03  INVESTMENT POWERS.

          (A)  Trustee Powers.  The Trustee has full discretion and authority
with  regard   to the investment of the Trust Fund except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager, or with respect to a Plan asset subject to Employer, Participant or Advisory Committee direction of investment. The Trustee must coordinate its investment policy with Plan financial needs as communicated to it by the Advisory Committee. The Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:
          (a) To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds, put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, insurance contracts of any type, limited partnerships, mortgages, notes or other property of any kind, real or personal, and to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, and to make any other investments the Trustee deems appropriate, as a prudent man would do under like circumstances with due regard for the purposes of this Plan. Any investment made or retained by the Trustee in good faith is proper but must be of a kind constituting a diversification considered by law suitable for trust investments.

          (b) To retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest. If the Trustee is a bank or similar financial institution supervised by the United States or by a State, this paragraph (b) includes specific authority to invest in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code section 414(b)) at a reasonable rate of interest or in a common trust fund (the provisions of which govern the investment of such assets and which the Plan incorporates by this reference) as described in Code section 584 which the Trustee (or its affiliate, as defined in Code section 1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as Trustee and which conforms to the rules of the Comptroller of the Currency.

          (c) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides.

          (d) To credit and distribute the Trust as directed by the Advisory Committee. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Advisory Committee for any payment or distribution made by it in good faith on the order or direction of the Advisory Committee.

          (e) To compromise, contest, arbitrate or abandon claims and demands, in its discretion;

          (f) To have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidation's, and to exercise or sell stock subscriptions or conversion rights;

          (g) To hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as it may deem best, with or without disclosing the trust relationship;

          (h) To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust;

          (i) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction;

               (j) To file all tax returns required of the Trustee;

          (k) To furnish to the Employer, the Plan Administrator and the Advisory Committee an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Employer, the Plan Administrator and the Advisory Committee, except as to any act or transaction concerning which the Employee, the Plan Administrator or the Advisory Committee files with the Trustee written exceptions or objections within ninety (90) days after the receipt of the accounts or for which ERISA authorizes a longer period within which to object; and

          (l) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee is not obliged or required to do so unless indemnified to its satisfaction.

          (B) Participant Loans. This Section 10.03(B) specifically authorizes the Trustee to make loans on a nondiscriminatory basis to a Participant in accordance with the loan policy established by the Advisory Committee, provided:
(1) the loan policy satisfies the requirements of Section 9.04; (2) loans are available to all Participants and Beneficiaries on a reasonably equivalent basis and are not available in a greater amount for Highly Compensated Employees than for other Employees; (3) any loan is adequately secured and bears a reasonable rate of interest; (4) the loan provides for repayment within a specified time;
(5) the default provisions of the note prohibit offset of the Participant's Vested Accrued Benefit prior to the time the Trustee otherwise would distribute the Participant's Vested Accrued Benefit; (6) the amount of the loan does not exceed (at the time the Plan extends the loan) the present value of the Participant's Vested Accrued Benefit; and (7) the loan otherwise conforms to the exemption provided by Code section 4975(d)(l). If the Employer is an unincorporated trade of business, a Participant who is an Owner-Employee may not receive a loan from the Plan, unless he has obtained a prohibited transaction exemption from the Department of Labor.

     10.04 RECORDS AND STATEMENTS. The records of the Trustee pertaining to the Plan must be open to the inspection of the Plan Administrator, Advisory Committee and the Employer at all reasonable times and may be audited from time to time by any person or persons as the Plan Administrator, Employer or Advisory Committee may specify in writing. The Trustee must furnish the Plan Administrator or Advisory Committee with whatever information relating to the Trust Fund the Advisory Committee or Plan Administrator considers necessary.

     10.05 FEES AND EXPENSES FROM FUND. The Trustee will receive reasonable annual compensation as may be agreed upon from time to time between the Employer and the Trustee. The Trustee will pay all fees and expenses reasonably incurred by it in its administration of the Plan from the Trust Fund unless-the Employer pays the fees and expenses. The Advisory Committee will not treat any fee or expense paid, directly or indirectly, by the Employer as an Employer contribution, provided the fee or expense relates to the ordinary and necessary administration of the Fund. No person who is receiving, full pay from the Employer may receive compensation for services as Trustee.

     10.06 PARTIES TO LITIGATION. Except as otherwise provided by ERISA, only the Employer, the Plan Administrator, the Advisory Committee, and the Trustee are necessary parties to any court proceeding involving, the Trustee or the Trust Fund. No Participant, or Beneficiary, is entitled to any notice of process unless required by ERISA. Any final judgment entered in any proceeding will be conclusive upon the Employer, the Plan Administrator, the Advisory Committee, the Trustee, Participants and Beneficiaries.



     10.07 PROFESSIONAL AGENTS. The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty assigned it by the Plan, and the Trustee may act or refrain from acting, on the advice or opinion of any agent, attorney, accountant or other person so selected.

     10.08 DISTRIBUTION OF CASH OR PROPERTY. The Trustee may make distribution under the Plan in cash or property, or partly in each, at its fair market value as determined by the Trustee.

     10.09 DISTRIBUTION DIRECTIONS. If no one claims a payment or distribution made from the Trust, the Trustee must promptly notify the Advisory Committee and then dispose of the payment in accordance with the subsequent direction of the Advisory Committee.

     10.10 THIRD PARTY. No person dealing with the Trustee is obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice request or representation in writing by the Trustee or by the Trustee duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Plan will be conclusive in favor of any person relying on the certificate. If more than two persons act as Trustee, the decision of a majority of such persons controls with respect to any decision regarding the administration or investment of the Trust Fund.

     10.11 RESIGNATION. The Trustee may resign at any time as Trustee of the Plan by giving thirty (30) days written notice in advance to the Employer and to the Advisory Committee. If the Employer fails to appoint a successor Trustee within 60 days of its receipt of the Trustee's written notice of resignation, the Trustee will treat the Employer as having appointed itself as Trustee and as having filed its acceptance of appointment with the former Trustee.

     10.12 REMOVAL. The Employer, by giving thirty (30) days written notice in advance to the Trustee, may remove any Trustee. In the event of the resignation or removal of a Trustee, the Employer must appoint a successor Trustee if it intends to continue the Plan. If two or more persons hold the position of Trustee, in the event of the removal of one such person, during any period the selection of a replacement is pending, or during any period such person is unable to serve for any reason, the remaining person or persons will act as the Trustee.



     10.13 INTERIM DUTIES AND SUCCESSOR TRUSTEE. Each successor Trustee succeeds to the title to the Trust vested in his predecessor by accepting in writing his appointment as successor Trustee and filing the acceptance with the former Trustee and the Advisory Committee without the signing or filing of any further statement. The resigning or removed Trustee, upon receipt of acceptance in writing of the Trust by the successor Trustee, must execute all documents and do all acts necessary to vest the title of record in any successor Trustee. Each successor Trustee has and enjoys all of the powers, both discretionary and ministerial, conferred under this Agreement upon his predecessor.

A successor Trustee is not personally liable for any act or failure to act of any predecessor Trustee, except as required under ERISA. With the approval of the Employer and the Advisory Committee, a successor Trustee, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Trustee without incurring any liability or responsibility for so doing.

     10.14 VALUATION OF TRUST. The Trustee must value the Trust Fund as of each Accounting Date to determine the fair market value of each Participant's Accrued Benefit in the Trust. The Trustee also must value the Trust Fund on such other dates as directed in writing by the Advisory Committee.

     10.15 LIMITATION ON LIABILITY - IF INVESTMENT MANAGER APPOINTED. The Trustee is not liable for the acts or omissions of any Investment Manager or Managers the Advisory Committee may appoint, nor is the Trustee under any obligation to invest or otherwise manage any asset of the Plan which is subject to the management of a properly appointed Investment Manager. The Advisory Committee, the Trustee and any properly appointed Investment Manager may execute a Letter agreement as part of this Plan delineating the duties, responsibilities and liabilities of the Investment Manager with respect to any part of the Trust Fund under the control of the Investment Manager.

     10.16 INVESTMENT IN GROUP TRUST FUND. The Trustee, for collective investment purposes, may combine into one (1) trust fund the Trust created under this Plan with the trust created under any other qualified retirement plan the Employer maintains. However, the Trustee must maintain separate records of account for the assets of each trust, in order to reflect properly each Participant's Accrued Benefit under the plan(s) in which he is a Participant.



ARTICLE XI
MISCELLANEOUS

     11.01 EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. Both the Advisory Committee and the Trustee are fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

     11.02     NO RESPONSIBILITY FOR EMPLOYER ACTION.   Neither the Trustee nor
the Advisory Committee has any obligation nor responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, or for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. Furthermore, the Plan does not require the Trustee or the Advisory Committee to collect any contribution required under the Plan or to determine the correctness of the amount of any Employer contribution. Neither the Trustee nor the Advisory Committee need inquire into or be responsible for any action or failure to act on the part of the others. Any action required of a corporate Employer must be by its Board of Directors or its designate.

     11.03 FIDUCIARIES NOT INSURERS. The Trustee, the Advisory Committee, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Advisory Committee and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

     11.04     WAIVER OF NOTICE. Any person entitled to notice under the Plan
may waive   the notice.

     11.05 SUCCESSORS. The Plan is binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee and the Advisory Committee and their successors.

     11.06 WORD USAGE. Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Employer's Plan dictates, the plural includes the singular and the singular includes the plural.

     11.07     STATE LAW. Texas law will determine all questions arising with
respect to the   provisions of this Agreement except to the extent Federal
statute supersedes Texas law.

     11.08     EMPLOYMENT NOT GUARANTEED.   Nothing contained in this Plan, or
with respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, gives any Employee, Participant or any Beneficiary any right to continue employment, any legal or equitable right against the Employer, or Employee of the Employer, or against the Trustee, or its agents or employees, or against the Plan Administrator, except as expressly provided by the Plan, the Trust, ERISA or by a separate agreement.

ARTICLE XII
EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

     12.01 EXCLUSIVE BENEFIT. Except as provided under Article III, the Employer has no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to an Employer, either directly or indirectly; nor prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at anytime) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. However, if the Commissioner of Internal Revenue, upon the Employer's request for initial approval of this Plan, determines that the Trust created under the Plan is not a qualified trust exempt from Federal income tax, then (and only then) the Trustee, upon written notice from the Employer, will return the Employers contributions (and increment attributable to the contributions) to the Employer. The Trustee must make the return of the Employer contribution under this Section 12.01 within one year of a final disposition of the Employer's request for initial approval of the Plan. The Plan and Trust will terminate upon the Trustee's return of the Employer's contributions.

     12.02 AMENDMENT BY EMPLOYER. The Employer has the right at any time and from time to time:

          (a) To amend this Agreement in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of Code section 401(a); and

          (b) To amend this Agreement in any other manner.

          No amendment may authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer. The or their Beneficiaries or estates. No amendment may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer. The Employer also may not make any amendment which affects the rights, duties or responsibilities of the Trustee, the Plan Administrator or the Advisory Committee without the written consent of the affected Trustee, the Plan Administrator or the affected member of the Advisory Committee.

          Code section 411(d)(6) protected benefits. An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant's Accrued Benefit, except to the extent permitted under Code section 412(c)(8), and may not reduce or eliminate Code section 411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Code section 411(d)(6) protected benefits if the amendment has the effect of either
(1) eliminating or reducing, an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or (2) except as provided by Treasury regulations, eliminating, an optional form of benefit. The Advisory Committee must disregard an amendment to the extent application of the amendment would fail to satisfy this paragraph. If the Advisory Committee must disregard an amendment because the amendment would violate clause (1) or clause (2), the Advisory Committee must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants.

          The Employer must make all amendments in writing. Each amendment must state the date to which it is either retroactively or prospectively effective.

     12.03 DISCONTINUANCE. The Employer has the right, at any time, to suspend or discontinue its contributions under the Plan, and to terminate, at any time, this Plan and the Trust created under this Agreement. The Plan will terminate upon the first to occur of the following:

          (a) The date terminated by action of the Employer;

          (b) The date the Employer is judicially declared bankrupt or insolvent, unless the proceeding authorized continued maintenance of the Plan;

          (c) The dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser must substitute itself as the Employer under this Plan.



     12.04 FULL VESTING ON TERMINATION. Upon either full or partial termination of the Plan, or if applicable, upon complete discontinuance of profit sharing, contributions to the Plan, an affected Participant's right to his Accrued Benefit is one hundred percent (100%) Vested.

     12.05 MERGER/DIRECT TRANSFER. The Trustee may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan.

     12.06     TERMINATION.   Upon termination of the Plan, the distribution
provisions of Article VI remain operative, with the following exceptions:

          (a) If the present value of the Participant's Vested Accrued Benefit does not exceed $3,500, the Advisory Committee will direct the Trustee to distribute the Participant's Vested Accrued Benefit to him in lump sum as soon as administratively practicable after the plan terminates; and

          (b) if the present value of the Participant's Vested Accrued Benefit exceeds $3,500, the Participant or the Beneficiary, in addition to the distribution events permitted under Article VI, may elect to have the Trustee commence distribution of his Vested Accrued Benefit as soon as administratively practicable after the Plan terminates.

          To liquidate the Trust, the Advisory Committee will purchase a deferred annuity contract for each Participant which protects the Participant's distribution rights under the Plan, if the Participant's Vested Accrued Benefit exceeds $3,500 and the Participant does not elect an immediate distribution pursuant to Paragraph (2). The Trust will continue until the Trustee in accordance with the direction of the Advisory Committee has distributed all of the benefits under the Plan.

          On each valuation date, the Advisory Committee will credit any part of a Participant's Accrued Benefit retained in the Trust with its proportionate share of the Trust's income, expenses, gains and losses, both realized and unrealized. Upon termination of the Plan, the amount, if any, in a suspense account under Article III will revert to the Employer, subject to the conditions of the Treasury regulations permitting such a reversion. A resolution or amendment to freeze all future benefit accrual but otherwise to continue maintenance of the Plan, is not a termination for purposes of this Section 12.06.

          Special rule for Deferral Contributions Account. Notwithstanding the provisions of this Section 12.06, the Participant may not receive a distribution from his Deferral Contributions Account pursuant to the termination of the Plan unless: (a) the Participant otherwise is entitled to a distribution from the Deferral Contributions Account under the Plan; or (b) the Plan termination occurs without the establishment of a successor plan. A successor plan under clause (b) is a defined contribution plan (other than an ESOP) maintained by the Employer (or by a related employer) at the time of the termination of the Plan or within the period ending twelve months after the final distribution of assets. A distribution made pursuant to clause (b), must be part of a lump sum distribution to the Participant of his Vested Accrued Benefit.

     IN WITNESS WHEREOF, the Employer and the Trustee have executed this Plan and Trust in Rosenberg, Texas this 29th day of December 1989.

     FORT BEND FEDERAL SAVINGS AND
     LOAN ASSOCIATION OF ROSENBERG

     By:___________________________________________
          Lane Ward, President

     ATTEST:


     By:___________________________________________
          Sandra Samford, Secretary


     By:___________________________________________
          R. W. Lindsey, TRUSTEE


     By:___________________________________________
          Lane Ward, TRUSTEE

FIRST AMENDMENT

TO THE

FORT BEND FEDERAL SAVINGS AND LOAN ASSOCIATION OF ROSENBERG

PROFIT SHARING PLAN AND TRUST

     Effective as of January 1, 1993, the Fort Bend Savings and Loan Association of Rosenberg Profit Sharing Plan and Trust (the "Plan"), in accordance with
Section 12.01 of the Plan, is hereby amended. Such amendment is as follows:

1. Section 10.03 of the Plan shall be and is hereby amended by the addition of the following subsection (c) thereto:

     (C) Investment in Employer Securities. The Trustee may acquire and invest in qualifying employer securities and the Advisory Committee shall permit all Participants to direct the investment of their Accounts in qualifying employer securities, all in accordance with Section 408(e) of ERISA and the regulations thereunder. Participants who elect to invest all or a portion of their Accounts in employer securities shall be entitled to direct the Trustee as to the voting of such shares allocated to their Accounts on all matters on which other shareholders shall be accorded the right to vote. In the event that a Participant shall fail to direct the Trustee with regard to the voting of his shares, such shares may be voted by the Trustee in its discretion. The shares allocated to such Participants shall be accounted for on a unit basis. Upon distribution to a Participant or Beneficiary of a Participant who has directed the Trustee to purchase employer securities, such Participant or Beneficiary, as the case may be, shall receive his distribution in the form of such employer securities to the extent that such Participant's Account had been invested in such employer securities on the Accounting Date prior to the distribution of such Account. The Advisory Committee shall determine, on a uniform and nondiscriminatory basis, how often Participants may elect to purchase or sell employer securities in their Accounts. Notwithstanding anything herein to the contrary, a Participant who is a person described at Section 16 of the Securities Exchange Act of 1934 shall be entitled to change his investment option only during an investment change period, as provided in the regulations under the Securities Exchange Act of 1934.

          The Plan is reaffirmed in all respects, except as to those provisions specifically amended by this First Amendment.



     IN WITNESS WHEREOF, Fort Bend Federal Savings and Loan Association of Rosenberg has caused these presents to be executed by its duly authorized officers and its corporate seal to be affixed on the 26th day of February, 1993.

                              FORT BEND FEDERAL SAVINGS AND
                              LOAN ASSOCIATION OF ROSENBERG


                              By:________________________________
                                    Lane Ward, President


ATTEST:


By:_______________________________
Sandra Samford, Secretary

[corporate seal]



TRUSTEES


______________________________________
R. W. Lindsey, Trustee


______________________________________
Lane Ward, Trustee

SECOND AMENDMENT

TO THE

FORT BEND FEDERAL SAVINGS AND LOAN ASSOCIATION OF ROSENBERG PROFIT SHARING PLAN AND TRUST

     In order to limit the amount of compensation that can be taken into
consideration,       commencing January 1, 1994, to $150,000, as required by the
Internal Revenue Code of     1986, as amended (the "Code"), to add the
withholding rules with respect to distributions     from the Plan, effective as
of January 1, 1993, and to provide greater flexibility in the     timing of
distributions, effective as of January 1, 1994, the Fort Bend Federal Savings and Loan Association of Rosenberg Profit Sharing Plan and Trust (the "Plan"),
all in     accordance with the requirements of the Omnibus Budget Reconciliation
Act of 1993,     shall be and hereby is amended as follows:

     1. Section 1.08 shall be and hereby is amended by the addition of the following sentence at the conclusion thereof:

          Effective as of January 1, 1994, the figure $150,000 shall be substituted for the figure $200,000 in each instance that such latter figure shall appear in this Section 1.08.

     2. A new Section 6.05 shall be and hereby is added to the Plan, effective as of January 1, 1993, to read as follows:

6.05 Withholding.

     (a) This Section shall apply to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article VI, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "eligible rollover distribution'' paid directly to an "eligible retirement plan" specified by the distributee in a "direct rollover."

     (b) For purposes of this Section 6.05, an "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an "eligible rollover distribution" does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities).

     (c) For purposes of this Section 6.05, an "eligible retirement plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an ''eligible rollover distribution" to the surviving spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity.

     (d) For purposes of this Section 6.05, a distributee includes a Participant or former Participant. In addition, the Participant's or former Participant's surviving spouse and the Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are "distributees" with regard to the interest of the spouse or former spouse.

     (e) For purposes of this Section 6.05, a "direct rollover" is a payment by the Plan to the "eligible retirement plan" specified by the distributee.

     3. A new Section 6.06 shall be and hereby is added to the Plan to read as follows:

6.06 Waiver of 30-day Notice

     If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-ll(c) of the Income Tax Regulations is given, provided that: (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

     The Fort Bend Federal Savings and Loan Association of Rosenberg Profit Sharing Plan and Trust is hereby reaffirmed in all respects, subject to the changes mandated by this Second Amendment.

     IN WITNESS WHEREOF, the Sponsor has caused these presents to be executed by
its     duly authorized officers and its corporate seal to be affixed as of the
__th day of June,     1994.
                                    FORT BEND FEDERAL SAVINGS AND
                                    LOAN ASSOCIATION OF ROSENBERG

                                    By: ___________________
                                         Lane Ward, President
ATTEST:

By:_______________________
Sandra Samford, Secretary

THIRD AMENDMENT

TO THE

FORT BEND FEDERAL SAVINGS AND LOAN ASSOCIATION OF ROSENBERG
PROFIT SHARING PLAN AND TRUST

     In order to enable any future employees of the holding company of Fort Bend
Federal     Savings and Loan Association of Rosenberg (the "Association"), any
subsidiary of the     holding company, and any subsidiary of the Association to
participate in the Fort Bend     Federal Savings and Loan Association of
Rosenberg Profit Sharing Plan and Trust (the     "Plan") on the same terms and
conditions as any Employee of the Association, the     definition of "Employer"
in the Plan shall be amended, effective as of January 1, 1995, as   follows:

     1. Section 1.14 shall be and hereby is amended to read in its entirety as follows:

          "Employer" means FORT BEND SAVINGS AND LOAN ASSOCIATION OF ROSENBERG and its parent corporation, FORT BEND HOLDING CORP., and, with the written consent of the Association, any majority owned subsidiary of such parent corporation or of the Association.

     The Fort Bend Federal Savings and Loan Association of Rosenberg Profit Sharing Plan and Trust is hereby reaffirmed in all respects, subject to the changes mandated by this Third Amendment.

     IN WITNESS WHEREOF, the Sponsor has caused these presents to be executed by its duly authorized officers and its corporate seal to be affixed as of the 24th day of July, 1995.

                                    FORT BEND FEDERAL SAVINGS AND
                                    LOAN ASSOCIATION OF ROSENBERG

By:_______________________________
   Lane Ward, President

ATTEST:


__________________________________
Sandra Samford, Secretary

FOURTH AMENDMENT

TO THE

FORT BEND FEDERAL SAVINGS AND LOAN ASSOCIATION OF ROSENBERG
PROFIT SHARING PLAN AND TRUST

     In order to (i) designate American Industries Trust Company to serve as the successor trustee of the Fort Bend Federal Savings and Loan Association of Rosenberg Profit Sharing Plan and Trust (the "Plan"); (ii) enable Participants to change their salary reduction agreements on a quarterly basis; (iii) enable Participants to revoke their salary reduction agreements at any time; (iv) enable Participants to make rollover contributions; (v) enable Participants to invest in the common stock of Fort Bend Holding Corp. on an ongoing basis; and
(vi) enable Participants to direct the investment of their Account balances among several investment options (including employer securities) selected by the Advisory Committee and agreed to by the Trustee, the Plan shall be and hereby is amended as hereinafter provided. The ensuing amendments shall be effective as of January 1, 1997, unless a later effective date is indicated in the text of the amendment itself:

     1. Section 1.35, which defines the "Trustee," shall be and hereby is amended to read as follows:

          "Trustee" means American Industries Trust Company of Houston, Texas, or any successor thereto which or who shall accept the position of Trustee. The designation of American Industries Trust Company as Trustee hereunder shall be effective as of the date of the assumption by American Industries Trust Company of its duties as Trustee hereunder.

     2. Section 3.01A shall be and hereby is amended by eliminating the second paragraph thereof and substituting, the following paragraph therefor:

          If the salary reduction agreement specifies the reduction as a percentage of Compensation, the percentage may not be less than two percent (2%) of Compensation and must specify a reduction percentage equal to an increment of one percent (1 %). An Employee Participant's Deferral Contributions may not exceed 15 percent ( 15%) of his Compensation for each pay period. An Employee Participant may modify his salary reduction agreement, either to reduce or to increase the amount of Deferral Contributions at any time by filing a new salary reduction agreement with the Advisory Committee at least 15 days prior to the first day of the calendar quarter (January 1, April 1, July 1, or October 1) for which the modification is to be first effective. An Employee Participant may revoke a salary reduction agreement as of any prospective payroll commencement date, such revocation to be effective as soon as administratively possible for the next following pay period. An Employee Participant who revokes his salary reduction agreement may file a new salary reduction agreement effective as of any Plan Entry Date.

     3. Section 4.02 shall be and hereby is amended to read in its entirety as follows:

          (A) Notwithstanding the limitations contained in Section 3.07, the Trustee, with the consent of the Advisory Committee, may, after the Employee has become a Participant, accept a rollover contribution to be held for the benefit of such

Employee Participant, provided that, in the opinion of counsel for the Employer, the acceptance of the Rollover Contribution will not jeopardize the exempt status of the Plan or its related trust or create adverse tax consequences to the Employer. Before accepting a Rollover Contribution, the Trustee may request from the Employee Participant or the Employer any documents which the Trustee, in its discretion, deems necessary to establish that the assets are suitable or appropriate for a rollover contribution. The Trustee shall maintain a separate, nonforfeitable account in the Fund for each rollover contribution accepted on behalf of an Employee Participant and its share of the investment gains and losses thereafter.

          (B) In the case of a rollover contribution accomplished by the direct transfer of assets from the trustee (or other fiduciary) of another qualified retirement plan to the Trustee of this Plan, the Trustee shall maintain such records as may be necessary to determine the portion of the Participant's rollover contribution account in this Plan which represents employer contributions, employee contributions (if applicable), and earnings and losses attributable to each, with respect to such other retirement plan. To the extent that any insurance policies on the life of the Participant are included in any such direct transfer to this Plan, the Trustee shall maintain them as such, either on a continuing or paid-up basis, as the case may be, and shall separately account for any voluntary contributions which have been or are being applied as premiums on such policies, as well as any other accounts which have been attributed to current insurance protection under those policies which have been previously taxed or are currently taxable to the Participant.

          (C) Upon his death, Retirement or other Separation from Service, Participants Rollover Account shall be combined with the vested portion of his other Accounts and distributed to him or his Beneficiary in the same manner and under the same circumstances and contingencies which are set forth in the Plan for other distributions. Except as provided in Sections 6.02 and 12.06, there shall be no distribution from a Participants Rollover Account until his death, Retirement or other Separation from Service.



     4. Section 10.03(C) shall be and hereby is amended by eliminating the final sentence thereof and by adding the following sentence thereto:

          A Participant shall be entitled to invest in Employer Securities in accordance with the rules and regulations of the Advisory Committee. A Participant's Deferral Contributions may be so invested, in accordance with the requirements of the federal securities laws. This provision shall not be effective until the Plan is in compliance with such requirements.

     5. A new Section 10.03(D) shall be and hereby is added to the Plan to read as follows:

          (D) Individual Investment Direction. Participants shall be entitled to individually direct the investment of their Account balances among investment media selected by the Advisory Committee and agreed to by the Trustee. Such investment media shall include qualifying employer securities, all in accordance with Section 408(e) of ERISA. The investment media and the rules with respect to the direction of investment there shall be in conformity with Section 404(c) of ERISA. The ability to individually direct investments shall be effective (i) as of January l, 1997 for salary savings contributions accounts with respect to investment options made available, other than employer securities; (ii) as soon as administratively possible on or after April 1 for profit sharing account balances; and (iii) as soon as administratively possible for both salary savings contributions accounts and profit sharing accounts with respect to employer securities after the registration requirements of the federal securities laws have been met.

     The Fort Bend Federal Savings and Loan Association of Rosenberg Profit Sharing Plan and Trust is hereby reaffirmed in all respects, subject to the changes mandated by this Fourth Amendment.

     WITNESS WHEREOF, the Sponsor has caused  these presents to be executed by
its duly   authorized officers and its corporate seal to be affixed as of the
____ day of _______, 1997.

                                    FORT BEND FEDERAL SAVINGS AND
                                         LOAN ASSOCIATION OF
ROSENBERG

 _______________________________
 Lane Ward, President

ATTEST

__________________________________
Sandra Samford, Secretary